Filed pursuant to Rule 424(b)(2)
Registration Statement Nos.
333-221130 and 333-221130-01

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
$750,000,000 1.750% Fixed Rate Notes due 2026	$746,992,500	$96,959.63
Guarantees of 1.750% Fixed Rate Notes due 2026	—	(2)
$750,000,000 2.375% Fixed Rate Notes due 2030	$745,695,000	$96,791.21
Guarantees of 2.375% Fixed Rate Notes due 2030	—	(2)
Total	$1,492,687,500	$193,750.84

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
(2)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees.

Prospectus Supplement

May 18, 2020

(To prospectus dated October 26, 2017)

EQUINOR ASA

$750,000,000 1.750% Fixed Rate Notes due 2026

$750,000,000 2.375% Fixed Rate Notes due 2030

Guaranteed as to Payment of Principal and Interest by Equinor Energy AS

(a wholly owned subsidiary of Equinor ASA)

The 1.750% Fixed Rate Notes due 2026 (the “2026 Notes”) will bear interest at the rate of 1.750% per year. The 2.375% Fixed Rate Notes due 2030 (the “2030 Notes”, and together with the 2026 Notes, the “Notes”) will bear interest at the rate of 2.375% per year. Equinor ASA will pay interest on the 2026 Notes on each January 22 and July 22 commencing on July 22, 2020 (short first coupon). Equinor ASA will pay interest on the 2030 Notes on each May 22 and November 22 commencing on November 22, 2020. The 2026 Notes will mature on January 22, 2026. The 2030 Notes will mature on May 22, 2030.

The Notes are unsecured and will rank equally with all of Equinor ASA’s other unsecured and unsubordinated indebtedness from time to time outstanding.

Equinor ASA may redeem any series of the Notes, in whole or in part, at any time and from time to time at the applicable make-whole redemption price set forth in this prospectus supplement. In addition, Equinor ASA or Equinor Energy AS may redeem the Notes of any series in whole and not in part if certain tax events occur as described in this prospectus supplement.

The Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The negative pledge and the limitation on sale and leaseback transactions described in the accompanying prospectus under the heading “Description of Debt Securities and Guarantees—Covenants” shall not apply to the Notes. For other important terms of the Notes, including provisions that supplement and modify the general terms described in the accompanying prospectus, see “Description of Notes and Guarantees” beginning on page S-5.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Investment in these securities involves risks. See “Supplemental Risk Factors ” beginning on page S-3, “Risk Factors” beginning on page 1 of the accompanying prospectus and on page 97 of Equinor ASA’s Annual Report on Form 20-F for the year ended December 31, 2019 for a discussion of certain risks that you should consider in connection with an investment in the Notes.

	Per 2026 Note	Total for the 2026 Notes	Per 2030 Note	Total for the 2030 Notes
Public Offering Price(1)	99.599%	$746,992,500	99.426%	$745,695,000
Underwriting Discount	0.150%	$1,125,000	0.225%	$1,687,500
Proceeds, before expenses, to Equinor ASA(1)	99.449%	$745,867,500	99.201%	$744,007,500

(1)	Plus accrued interest, if any, from May 22, 2020.

The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company for the accounts of its direct and indirect participants (including Euroclear S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, S.A.) on or about May 22, 2020.

Joint Book-Running Managers

Barclays	BNP PARIBAS	BofA Securities	DNB Markets	Goldman Sachs & Co. LLC	J.P. Morgan

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on Equinor ASA’s (“Equinor”) or Equinor Energy AS’s (“Equinor Energy”) behalf or on behalf of the underwriters, to subscribe to or purchase any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting” below.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) No. 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289) of Singapore (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04- N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

NAME CHANGE

As of May 16, 2018, Equinor changed its name from Statoil ASA to Equinor ASA, and Equinor Energy changed its name from Statoil Petroleum AS to Equinor Energy AS. The new names support Equinor’s strategy and development as a broad energy company. The accompanying prospectus, which is dated October 26, 2017, uses the old names Statoil ASA and Statoil Petroleum AS. All references to Statoil ASA in the accompanying prospectus refer to Equinor ASA, and all references to Statoil Petroleum AS refer to Equinor Energy AS.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information we file with the SEC. This means that we can disclose important information to you by referring to certain documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents and any future filings we make with the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus supplement until the offerings contemplated in this prospectus supplement are completed:

•	Our Annual Report on Form 20-F for the year ended December 31, 2019 filed with the SEC on March 20, 2020 (the “2019 Form 20-F”).

•

Our report on Form 6-K dated April 1, 2020 (regarding rating actions, our $3 billion action plan to strengthen financial resilience in 2020 and the suspension of buy-backs under our share buy-back programme).

•	Our report on Form 6-K dated May 7, 2020 regarding Equinor’s interim results for the three month period ended March 31, 2020 (the “2020 First Quarter 6-K”).

•

Our reports on Form 6-K furnished to the SEC after the date of this prospectus supplement, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus supplement.

Information that we file with the SEC will automatically update and supersede information in documents filed with the SEC on earlier dates. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents that we incorporate by reference in this prospectus.

The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access Equinor’s SEC filings, including the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, and the exhibits and schedules thereto. In addition, you may request a copy of these filings, at no cost, by writing or telephoning Equinor at the following address:

Equinor ASA

Forusbeen 50, N-4035

Stavanger, Norway

Tel. No.: 011-47-5199-0000

or by going to Equinor’s Internet website at www.Equinor.com. Except for the documents specifically incorporated by reference into this prospectus supplement and the accompanying prospectus, the information contained on, or that can be accessed through, these websites is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

SUPPLEMENTAL RISK FACTORS

Investing in the Notes involves risk. You should consider carefully the supplemental risks described below in addition to the risks described under “Risk Factors” beginning on page 1 of the accompanying prospectus, the risks described beginning on page 97 of the 2019 Form 20-F, which is incorporated by reference herein, as well as the other risks and uncertainties described in the other documents incorporated by reference in this prospectus supplement, before you decide to buy Notes. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the Notes could decline, in which case you may lose all or part of your investment.

RISKS RELATED TO EQUINOR AND EQUINOR ENERGY

Recently, there has been significant oil price volatility, triggered, among other things by imbalances in the oil market relating to the COVID-19 pandemic and the changing dynamic among OPEC+ members. Significant downward adjustments of commodity price assumptions could result in impairments on certain of our assets. The COVID-19 pandemic could also affect our ability to operate our facilities effectively.

The COVID-19 pandemic has been declared a global emergency by the World Health Organization (WHO), and has caused countries and organisations, including Equinor, take measures to mitigate risk for communities, employees and business operations. The considerable decline in oil prices during the first quarter of 2020, triggered among other things by imbalances in the oil market relating to the Covid-19 pandemic and the changing dynamic among OPEC+ members, has affected and is expected to continue to affect the industry and Equinor.

As a consequence of the imbalances in the oil market and the significant oil price decline in 2020, OPEC has announced production cuts starting on May 1, 2020. Some of Equinor’s oil production activities are in countries affected by OPEC’s announcement, which may impact the level and timing of our future production. In Norway, where Equinor has production on the NCS, the Norwegian government has also announced unilateral oil production cuts. The duration and resulting impact of this drop in oil prices on our financial condition, results of operations and cash flow, as well as the impact for Equinor of the world-wide announced oil production cut measures remain uncertain. See Note 6 Property Plants and Equipment and intangible assets to the Consolidated Financial Statements included in our 2020 First Quarter 6-K and incorporated by reference herein and Note 10 Property, plants and equipment to the Consolidated financial statements included in our 2019 Form 20-F and incorporated by reference herein, for a discussion of price assumptions and sensitivities. See also Note 2 Significant accounting policies to the Consolidated financial statements included in our 2019 Form 20-F for a discussion of key sources of uncertainty with respect to management’s estimates and assumptions.

On March 25, 2020, Equinor presented an updated outlook for 2020 and a $3 billion action plan to strengthen its financial resilience in 2020 in light of the impacts of the COVID-19 pandemic and low commodity prices. The cost reductions contemplated by the action plan include halting drilling and completion activities in the US onshore to produce the volumes, reducing exploration activity and operating costs reductions. The pandemic continues to evolve, and currently it is challenging to predict the full extent and duration of resulting operational and economic impact for Equinor. In addition, actions to ensure safety of personnel, potential disruptions in the supply chain and the consequences of the COVID-19 pandemic could also affect Equinor’s ability to operate its facilities at planned levels, to maintain projected levels of production and to execute on its project portfolio. See also Note 8 Impact of the Covid-19 Pandemic and oil price decline to the Consolidated Financial Statements included in our 2020 First Quarter 6-K and incorporated by reference herein.

RISKS RELATED TO THE NOTES AND GUARANTEES

The substitution of Equinor as the issuer of the Notes could cause you to realize taxable gain or loss for U.S. tax purposes and/or taxable gain or loss (including currency gains or losses) for Norwegian tax purposes, if any, on any such Notes that you hold.

The terms of the Notes will permit us to transfer the obligations of Equinor, as issuer of the Notes of any series, to any Subsidiary (as defined under “Description of Notes and Guarantees—Mergers and similar events; issuer substitution”), so long as the obligations of that Subsidiary are fully and unconditionally guaranteed by Equinor on the same terms as Equinor Energy’s guarantee of such Notes.

Under U.S. tax law, the change in the obligor on the Notes could be treated as a disposition of such Notes that you hold, resulting in your realization of gain or loss on such Notes even though you continue to hold the Notes and receive no distribution in connection with the deemed disposition. Under Norwegian tax law, the change in the obligor on the Notes could be treated as a realization of such Notes that you hold for Norwegian tax purposes. If you are resident in Norway or subject to tax in Norway as a result of being involved in business activities in Norway and the holding of Notes is effectively connected with such business activities, a realization of Notes could result in Norwegian income taxation of gains or losses (including currency gains or losses), if any, related to the Notes that you hold. See “Taxation” for discussion of possible tax consequences.

The Guarantees provided by Equinor Energy will automatically and unconditionally be released in certain circumstances.

The guarantees of Equinor Energy will automatically and unconditionally be terminated, without the consent of the Trustee or the holders, at substantially the same time that the aggregate amount of indebtedness for borrowed money for which Equinor Energy is an obligor (as a guarantor, co-issuer or borrower, and subjection to certain exceptions described under “Description of Notes and Guarantees—Guarantor” below) does not exceed 10% of the aggregate principal amount of indebtedness for borrowed money of Equinor and its subsidiaries on a consolidated basis. If the guarantees are released, Equinor is not required to replace them, and the Notes will not have the benefit of an Equinor Energy or any other guarantee for their remaining maturity.

We may be subject to a change in the Norwegian tax regime that could introduce a withholding tax on interest payments.

In February 2020, the Norwegian Ministry of Finance issued a consultation paper relating to withholding tax on interest payments from Norwegian sources. According to the consultation paper it is proposed to introduce a standard 15% withholding tax on interest payments to related parties resident in low tax jurisdictions and a standard 15 % withholding tax on royalty payments from entities resident for tax purposes in Norway to foreign related parties. The new rules are proposed to be introduced with effect from January 1, 2021. The Ministry of Finance does not propose to introduce withholding tax on interest payments to creditors other than related parties (that is, where there is direct or indirect ownership or control of at least 50%) resident for tax purposes in a low tax jurisdiction. This means that the Ministry of Finance does not propose to introduce withholding tax on interest payments to independent banks or other finance institutions or on bonds held by unrelated parties, and therefore interest payments under the Notes should not be subject to Norwegian withholding tax. However, if future legislation were to require withholding of Norwegian taxes on interest payments on the Notes, Equinor would be required, subject to certain exceptions, to pay additional amounts so that the net amounts received by the noteholder will equal the amount that would have been received without such withholding or deduction, as described under “Description of the Notes and the Guarantees—Payment of additional amounts.” The requirement to pay such additional amounts on the Notes (and potentially other outstanding indebtedness) could materially impact our cash flows. In addition, if Equinor were to become liable to pay additional amounts as a result of any such new legislation, it may be able to redeem the Notes for their principal amounts plus accrued and unpaid interest and any related additional amounts, and there can be no assurance that you will be able to reinvest the amounts received upon such redemption at a rate that will provide the same rate of return as your investment in the Notes.

DESCRIPTION OF NOTES AND GUARANTEES

The following description of the particular terms of the notes offered in this prospectus supplement (the “Notes”) supplements and modifies the description of the general terms and provisions more generally described under “Description of Debt Securities and Guarantees” beginning on page 19 of the accompanying prospectus. If anything described in this Section is inconsistent with the terms described under “Description of Debt Securities and Guarantees” in the accompanying prospectus, the terms described below shall prevail with respect to the applicable Notes.

Equinor will issue the Notes under the indenture, dated as of April 15, 2009, among Equinor, Equinor Energy and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as previously supplemented and amended on May 26, 2010, May 16, 2018, September 10, 2018 and November 18, 2019 (the “Indenture”).

The following description is a summary, and does not describe every aspect of the Notes and the Indenture. The following description is subject to, and qualified in its entirety by, all the provisions of the Indenture, including definitions of certain terms used in the Indenture. Each part of the Indenture is filed as an exhibit to, or will be incorporated by reference in, the registration statement of which this prospectus supplement forms a part.

1.750% Fixed Rate Notes due 2026 (the “2026 Notes”)

•	Issuer: Equinor ASA.

•	Guarantor: Equinor Energy AS.

•	Title: 1.750% Fixed Rate Notes due 2026.

•	Total initial principal amount being issued: $750,000,000.

•	Issuance date: May 22, 2020.

•	Maturity date: January 22, 2026.

•	Par call date: December 22, 2025.

•	Interest rate: 1.750% per annum.

•	Date interest starts accruing: May 22, 2020.

•	Interest payment dates: Each January 22 and July 22.

•	First interest payment date: July 22, 2020 (short first coupon).

•	Regular record dates for interest: The 15th calendar day preceding each interest payment date, whether or not such day is a business day.

•	Make whole spread: 25 basis points.

•	Net proceeds: The net proceeds, after the underwriting discount but before expenses, will be $745,867,500.

2.375% Fixed Rate Notes due 2030 (the “2030 Notes”)

•	Issuer: Equinor ASA.

•	Guarantor: Equinor Energy AS.

•	Title: 2.375% Fixed Rate Notes due 2030.

•	Total initial principal amount being issued: $750,000,000.

•	Issuance date: May 22, 2020.

•	Maturity date: May 22, 2030.

•	Par call date: February 22, 2030.

•	Interest rate: 2.375% per annum.

•	Date interest starts accruing: May 22, 2020.

•	Interest payment dates: Each May 22 and November 22.

•	First interest payment date: November 22, 2020.

•	Regular record dates for interest: The 15th calendar day preceding each interest payment date, whether or not such day is a business day.

•	Make whole spread: 30 basis points.

•	Net proceeds: The net proceeds, after the underwriting discount but before expenses, will be $744,007,500.

The following terms apply to each series of the Notes:

•

Further issuances: Equinor may, at its sole option, at any time and without the consent of the then-existing noteholders, “reopen” any series of Notes and issue an unlimited principal amount of additional Notes of such series in one or more transactions subsequent to the date of this prospectus supplement with terms (other than the issuance date, issue price and, possibly, the CUSIP, the first interest payment date and the date interest starts accruing) identical to the Notes of such series issued hereby. These additional Notes will be deemed part of the same series as the Notes of such series offered hereby and will provide the holders of these additional Notes the right to vote together with holders of the Notes of such series issued hereby. Equinor may reopen a series of Notes only if the additional Notes issued will be fungible with the original Notes of such series for United States federal income tax purposes.

•

No negative pledge or sale and leaseback covenants: The covenants described in the accompanying prospectus on page 34 under the heading “Description of Debt Securities and Guarantees—Covenants” shall not apply to the Notes, and so the Notes shall not benefit from a negative pledge or limitation on sale and leaseback transactions.

•

Optional make whole redemption: Equinor has the right to redeem Notes of any series, in whole or in part, at any time and from time to time prior to (i) December 22, 2025 (one month prior to maturity) with respect to the 2026 Notes and (ii) February 22, 2030 (three months prior to maturity) with respect to the 2030 Notes, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed as if the Notes to be redeemed matured on (i) December 22, 2025 (one month prior to maturity) with respect to the 2026 Notes and (ii) February 22, 2030 (three months prior to maturity) with respect to the 2030 Notes (in each case not including any portion of payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus (i) 25 basis points in the case of the 2026 Notes and (ii) 30 basis points in the case of the 2030 Notes, plus accrued and unpaid interest to the date of redemption.

On or after (i) December 22, 2025 (one month prior to maturity) with respect to the 2026 Notes and (ii) February 22, 2030 (three months prior to maturity) with respect to the 2030 Notes, Equinor has the right to redeem the Notes of the applicable series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption.

For purposes of determining the optional make-whole redemption price, the following definitions are applicable:

“Treasury rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis), of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

“Comparable treasury issue” means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable treasury price” means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date.

“Quotation agent” means one of the reference treasury dealers appointed by Equinor.

“Reference treasury dealer” means Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., DNB Markets, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, or their respective affiliates which are primary U.S. government securities dealers, and their respective successors, and two other primary U.S. government securities dealers selected by Equinor, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “primary treasury dealer”), Equinor shall substitute therefor another primary treasury dealer.

“Reference treasury dealer quotations” means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

•

Mergers and similar events; issuer substitution: Neither we nor Equinor Energy may (i) consolidate or merge with another person or (ii) sell or lease substantially all of our and our subsidiaries’ or its and its subsidiaries’ assets, in each case taken as a whole, to another person (other than one or more of our direct or indirect wholly owned subsidiaries), whether such sale or lease is made directly or indirectly through one or more wholly owned subsidiaries holding such assets or a portion thereof, or (iii) buy or lease substantially all of the assets of another person (other than our direct or indirect wholly owned subsidiary), unless all the following conditions, among others, are met:

•

Where we or Equinor Energy merge out of existence or sell or lease substantially all of our or its assets, the other person must assume our or Equinor Energy’s obligations on the Notes or the guarantee of the Notes, as applicable, and under the Indenture. The other person’s assumption of these obligations must include the obligation to pay additional amounts described later under “ —Payment of additional amounts” with respect to taxes, assessments and other governmental charges imposed by its jurisdiction of incorporation, organization or tax residency; and

•

The merger, sale or lease of assets or other transaction must not cause a default on the Notes, and neither we nor Equinor Energy must already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described in the accompanying prospectus under “Description of Debt Securities and Guarantees—Default and Related Matters—Events of Default—What is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or the default having to exist for a specific period of time were disregarded.

In addition, we are permitted to transfer the obligations of Equinor, as issuer of the Notes of any series, to any subsidiary, so long as (i) that subsidiary executes a supplemental indenture in which it agrees to be bound by the terms of such Notes and the Indenture, including the obligation to pay additional amounts described under “ —Payment of additional amounts” with respect to taxes, assessments and other governmental charges imposed by its jurisdiction of incorporation, organization or tax residency and (ii) the obligations of that subsidiary are fully and unconditionally guaranteed by Equinor on the same terms as Equinor Energy’s guarantee of such Notes. If that subsidiary is not incorporated in the Kingdom of Norway, United States or United Kingdom, the country in which it is incorporated must be a member of the Organization for Economic Cooperation and Development (or any successor). The provisions of the Indenture with respect to consolidation, merger or sale or lease of assets will continue to apply to Equinor in its capacity as guarantor of the Notes of the applicable series. Under U.S. tax law, the change in the obligor on the Notes of any series could be treated as a disposition of such Notes that you hold, resulting in your realization of gain or loss on such Notes even though you continue to hold the Notes and receive no distribution in connection with the deemed disposition. A change in the obligor might also result in possible other adverse tax consequences. See “Taxation” for discussion of possible tax consequences.

No vote by holders of the Notes approving any of these actions is required, unless as part of the transaction we make changes to the Indenture requiring your approval, as described in the accompanying prospectus under “Description of Debt Securities and Guarantees—Special Situations— Modification and Waiver”. We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in a lower credit rating being assigned to the Notes of the applicable series or additional amounts becoming payable in respect of withholding tax and the Notes of the applicable series thus being subject to the optional redemption described under “ —Optional tax redemption” below.

•

Guarantee: Equinor Energy fully and unconditionally guarantees the payment of the principal of, premium, if any, and interest on the Notes, including additional amounts, as described under “ —Payment of additional amounts,” if any, and sinking fund payments, if any, which may be payable in respect of the Notes. Equinor Energy guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the Notes, by declaration of acceleration, call for redemption or otherwise.

Equinor Energy will automatically and unconditionally be released from all obligations under its guarantee and the guarantee shall thereupon terminate and be discharged of no further force or effect, in the event that at substantially the same time as its guarantee of the Notes is terminated, the aggregate amount of indebtedness for borrowed money for which Equinor Energy is an obligor (as a guarantor, co-issuer or borrower) does not exceed 10% of the aggregate principal amount of indebtedness for borrowed money of Equinor and its subsidiaries, on a consolidated basis, as of such time. For purposes of this paragraph, the amount of Equinor Energy’s indebtedness for borrowed money shall not include (x) any other debt the terms of which permit the termination of Equinor Energy’s guarantee of such debt under similar circumstances (including all debt issued under the Indenture on or after November 18, 2019), as long as Equinor Energy’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the Notes, and (y) any debt that is being refinanced at substantially the same time that the guarantee of the Notes is being released, provided that any obligations of Equinor Energy in respect of the debt that is incurred in the refinancing shall be included in the calculation of Equinor Energy’s indebtedness for borrowed money.

•

Optional tax redemption: Equinor and Equinor Energy have the option to redeem the Notes of any series, in whole and not in part, at any time in the two situations described below at a redemption price equal to the principal amount of the Notes of the applicable series plus accrued interest and any additional amounts due on the date fixed for redemption upon providing between 30 and 60 days’ notice.

The first situation is where, as a result of changes in or amendment to, or changes in the official application or interpretation of, any laws or regulations or rulings, or changes in the official application or interpretation of, or any execution of or amendment to, any treaties on or after May 18, 2020 in the jurisdiction where Equinor or Equinor Energy is incorporated or, if different tax resident, Equinor or Equinor Energy, as applicable, would be required to pay additional amounts as described below under “—Payment of additional amounts”. If Equinor or Equinor Energy is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized or incorporated or, if different, tax resident, and the applicable date will be the date the entity became a successor. Equinor or Equinor Energy do not have the option to redeem the Notes of the applicable series in this case if either Equinor or Equinor Energy, as applicable, could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to Equinor or Equinor Energy, as applicable.

The second situation is where, following a merger, consolidation, sale or lease of Equinor’s or Equinor Energy’s assets to a person that assumes Equinor’s or Equinor Energy’s obligations under the applicable series of Notes, that person is required to pay additional amounts as described below under “—Payment of additional amounts”. Equinor, Equinor Energy or the other person would have the option to redeem the Notes of the applicable series in this situation even if the additional amounts became payable immediately after such assumption. None of Equinor, Equinor Energy or that person has any obligation under the Indenture to seek to avoid the obligation to pay additional amounts in this situation. Equinor, Equinor Energy or the other person, as applicable, shall deliver to the trustee an officer’s certificate to the effect that the circumstances required for redemption exist.

•

Payment of additional amounts: None payable under current law. The government or any political subdivision or taxing authority of such government of any jurisdiction where Equinor or Equinor Energy is incorporated (currently the Kingdom of Norway) or, if different, tax resident may require Equinor or Equinor Energy to withhold amounts from payments on the principal or interest on the Notes of any series or payment under the guarantees for taxes, assessments or any other governmental charges. If any such jurisdiction requires a withholding of this type, Equinor or Equinor Energy may be required to pay the noteholder additional amounts so that the net amount the noteholder receives will be the amount specified in the Notes. However, in order for the noteholder to be entitled to receive the additional amounts, the noteholder must not be resident in the jurisdiction that requires the withholding. Equinor and Equinor Energy will not have to pay additional amounts under any or any combination of the following circumstances:

•

The tax, assessment or governmental charge would not have been imposed but for the fact that the noteholder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the noteholder, if the noteholder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the Notes or receiving principal or interest in respect thereof. These connections include where the noteholder or related party:

•	is or has been a citizen or resident of the jurisdiction;

•	is or has been present or engaged in trade or business in the jurisdiction; or

•	has or had a permanent establishment in the jurisdiction.

•

The tax, assessment or governmental charge is imposed due to the presentation of the Notes (where presentation is required) for payment on a date more than 30 days after the Notes of the applicable series became due or after the payment was provided for, whichever occurs later.

•	The tax, assessment or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.

•	The tax, assessment or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholding.

•	The tax, assessment or governmental charge is imposed or withheld because the noteholder or beneficial owner failed to comply with any of Equinor’s following requests:

•	to provide information about the nationality, residence or identity of the noteholder or beneficial owner, or

•	to make a declaration or other similar claim or satisfy any information or reporting requirements,

in each case that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax, assessment or governmental charge.

•

The tax, assessment or governmental charge is imposed on a noteholder or beneficial owner who could have avoided such withholding or deduction by presenting its Notes for payment (where presentation is required) to a different paying agent.

•

The noteholder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, the Notes, and the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the noteholder of the Notes.

The foregoing provisions will also apply to any present or future taxes, assessments or governmental charges imposed by any jurisdiction in which Equinor’s or Equinor Energy’s successor (including a successor as a result of the substitution of Equinor as issuer as described in “—Mergers and similar events; issuer substitution”) is organized or incorporated or, if different, tax resident. If Equinor is substituted as issuer then the foregoing provisions will continue to apply to Equinor in its capacity as guarantor.

Notwithstanding foregoing provisions, neither Equinor or Equinor Energy (nor any successor thereto, paying agent or any other person) shall be required to pay any additional amounts with respect to any withholding or deduction imposed pursuant to Section 1471-1474 of the United States Internal Revenue Code (the “Code”) (and any current and future regulations or official interpretations thereof) (“FATCA”), the laws of Norway implementing FATCA or any agreement between Equinor, Equinor Energy (or any successor thereto) and any taxing or governmental authority entered into for FATCA purposes.

•	Day count: 30/360.

•

Day count convention: Following unadjusted. If any payment is due in respect of the Notes of a series on a day that is not a business day, it will be made on the next following business day, provided that no interest will accrue on the payment so deferred.

•

Business day: A “business day” with respect to the Notes is any weekday on which banking or trust institutions in neither New York nor Oslo are authorized generally or obligated by law, regulation or executive order to close.

•	Denomination: The Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

•

Form of Notes: The Notes of each series will be issued as one or more global securities. You should read “Description of Debt Securities and Guarantees—Legal Ownership—Global Securities” beginning on page 25 of the accompanying prospectus for more information about global securities.

•	Depositary: The Depository Trust Company, commonly referred to as “DTC”.

•	Ranking: The Notes are unsecured and will rank equally with all of Equinor’s other unsecured and unsubordinated indebtedness from time to time outstanding.

•	Sinking fund: There is no sinking fund.

•	Use of proceeds: The net proceeds from the sale of the Notes will be used for general corporate purposes.

•

Governing law and jurisdiction: The Indenture, the Notes and the guarantee are governed by New York law. Any legal proceeding arising out of or based upon the Indenture, the Notes or the guarantee may be instituted in any state or federal court in the Borough of Manhattan in New York City, New York.

GENERAL INFORMATION

Notices

As long as the Notes are issued in global form, notices to be given to holders of the Notes will be given to DTC, in accordance with its applicable procedures from time to time.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Clearance Systems

The Notes have been accepted for clearance through the DTC, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme, in Luxembourg (“Clearstream, Luxembourg”) systems. The 2026 Notes have the following codes: CUSIP 29446M AJ1 and ISIN US29446MAJ18. The 2030 Notes have the following codes: CUSIP 29446M AK8 and ISIN US29446MAK80.

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between, Clearstream Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds. For more information about global securities held by DTC through Clearstream, Luxembourg or Euroclear, you should read “Clearance and Settlement” beginning on page 41 of the accompanying prospectus.

Principal Executive Offices

Equinor’s principal executive offices are located at Forusbeen 50, N-4035, Stavanger, Norway.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our current and long-term finance debt and total capitalization as at March 31, 2020 and on an as adjusted basis to give effect to the offering.

On April 6, 2020, Equinor issued $1,250 million in principal amount of 2.875% notes due 2025, $500 million in principal amount 3.000% notes due 2027, $1,500 million in principal amount of 3.125% notes due 2030, $500 million in aggregate principal amount of 3.625% notes due 2040 and $1,250 million in aggregate principal amount of 3.700% notes due 2050, each guaranteed by Equinor Energy.

Concurrently with this offering, Equinor ASA is offering €750,000,000 aggregate principal amount of its 0.75% Notes due 22 May 2026 and €1,000,000,000 aggregate principal amount of its 1.375% Notes due 22 May 2032, guaranteed by Equinor Energy AS (the “concurrent offering”). The concurrent offering is being made under Equinor ASA’s European Medium Term Notes programme. Settlement of the notes offered pursuant to the concurrent offering is expected to be on or around May 22, 2020. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the concurrent offering. The closing of this offering and the concurrent offering are not conditioned on each other.

The following table does not reflect the effects of the April 6, 2020 issuance or the concurrent offering.

	As at March 31, 2020
	Actual	As Adjusted for the Offering
	USD (in millions)	USD (in millions)
Current finance debt	5,608	5,608
Non-current finance debt(1)(2)	22,912	24,405
Unsecured	22,912	24,405
Secured	—	—
Non-controlling interests:	19	19
Shareholders’ equity:	36,327	36,327
Share capital	1,185	1,185
Additional paid-in capital	7,729	7,729
Retained earnings	36,853	36,853
Currency translation adjustments	(9,439)	(9,439)
OCI from equity accounted investments	—	—
Total equity	36,346	36,346
Total finance debt and equity	64,866	66,359

(1)

Actual and As Adjusted amounts do not reflect $5,000 million aggregate principal amount of notes of Equinor guaranteed by Equinor Energy issued on April 6, 2020. As Adjusted amounts do not reflect €1,750 million aggregate principal amount of notes of Equinor guaranteed by Equinor Energy expected to be issued in the concurrent offering on or about May 22, 2020.

(2)

$20,086 million of the $22,912 million Non-current finance debt is guaranteed by Equinor Energy and $2,826 million is unguaranteed. As adjusted for the Offering, $21,579 million of the $24,405 million Non-current finance debt is guaranteed by Equinor Energy, and $2,826 million is unguaranteed.

TAXATION

This section supplements the discussion under “Taxation—United States Taxation—United States Taxation of Debt Securities” and “Taxation—Norwegian Taxation of Debt Securities and Payments under the Guarantees” in the accompanying prospectus.

United States Taxation of Debt Securities

United States Holders

Payments of Interest. Interest paid by us on the Notes and original issue discount, if any, accrued with respect to the Notes (as described under “Taxation—United States Taxation of Debt Securities—Original Issue Discount” in the accompanying prospectus) and any additional amounts paid with respect to withholding tax on the Notes, including withholding tax on payments of such additional amounts, is generally income from sources outside the United States and will generally be “passive” income for purposes of the rules regarding the foreign tax credit allowable to a United States holder. If Norway imposes a withholding tax, as described below under “Norwegian Taxation of Debt Securities and Payments under the Guarantees”, any Norwegian taxes withheld in excess of the withholding rate available to you under the Treaty (as defined under “Taxation—United States Taxation” in the accompanying prospectus) will not be creditable against your U.S. federal income tax liability.

Issuer Substitution

We have the right to transfer the obligations of Equinor, as issuer of a series of Notes, to any subsidiary as described under “Description of Notes and Guarantees — Mergers and similar events; issuer substitution.” If we do so, a beneficial owner could be treated for U.S. federal income tax purposes as having constructively exchanged its Notes of such series for new debt securities (“New Notes”) in a taxable transaction, resulting in realization of gain or loss as described under “Taxation—United States Taxation—United States Taxation of Debt Securities—United States Holders—Purchase, Sale and Retirement of the Debt Securities” in the case of a United States holder (as defined therein) or, in the case of a United States alien holder (as defined therein), “Taxation—United States Taxation—United States Taxation of Debt Securities—United States Alien Holders—Purchase, Sale, Retirement and Other Disposition of the Notes”. Any such New Notes may be treated as issued with original issue discount. Prospective investors are urged to consult their tax advisors with regard to whether our engaging in the activities described under “Description of Notes and Guarantees—Mergers and similar events; issuer substitution”, results in a constructive exchange and, if so, the U.S. federal income tax consequences of such constructive exchange and owning the New Notes.

Debt Securities Issued by a U.S. Obligor

The following discussion describes the U.S. federal income tax consequences to a beneficial owner of the Notes of a series if we transfer the obligations of Equinor, as issuer of such series Notes, to a subsidiary and as a result a beneficial owner is treated as holding debt securities issued by a U.S. obligor (“U.S. Notes”).

United States Holders. If you are a United States holder of U.S. Notes, interest paid on or with respect to the U.S. Notes (including a payment under a guarantee of the U.S. Notes) and original issue discount, if any, accrued with respect to the U.S. Notes (as described under “Taxation—United States Taxation—United States Taxation of Debt Securities—United States Holders— Payments of Interest—Original Issue Discount” in the accompanying prospectus) and any additional amounts paid with respect to withholding tax on or with respect to the U.S. Notes, including withholding tax on payments of such additional amounts, would be income from United States sources.

United States Alien Holders. Subject to the discussions of backup withholding and FATCA, if you are a United States alien holder of U.S. Notes, interest on the U.S. Notes paid to you is exempt from U.S. federal income tax, including withholding tax, if:

(1)	you do not actually or constructively own 10% or more of total combined voting power of all classes of stock of the U.S. obligor entitled to vote;

(2)	you are not a controlled foreign corporation that is related to the U.S. obligor through stock ownership;

(3)

the interest on the U.S. Notes is not effectively connected with your conduct of a trade or business in the United States (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment that you maintain); and

(4)	either:

(a)	you have furnished to the U.S. payor an IRS Form W-8BEN or IRS Form W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person;

(b)

in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for U.S. federal income tax purposes and as a non-U.S. person;

(c)	the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

(i)

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

(ii)

a qualified intermediary (generally a non-U.S. financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS); or

(iii)	in certain cases, a U.S. branch of a non-U.S. bank or one of certain other non-U.S. financial institutions;

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-U.S. person that is, for U.S. federal income tax purposes, the beneficial owner of the payment on the U.S. Notes in accordance with Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS);

(d)	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business;

(i)

certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or IRS Form W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

(ii)	to which is attached a copy of the IRS Form W-8BEN IRS Form W-8BEN-E or acceptable substitute form; or

(e)

the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-U.S. person that is, for U.S. federal income tax purposes, the beneficial owner of the payments on the U.S. Notes in accordance with U.S. Treasury regulations.

If you are a United States alien holder of U.S. Notes, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of the U.S. Notes, unless you fall into one of the exceptions discussed under “Taxation—United States Taxation—United States Taxation of Debt Securities—United States Alien Holders—Purchase, Sale, Retirement and Other Disposition of the Notes” in the accompanying prospectus.

Withholdable Payments to Foreign Financial Entities and other Foreign Entities. Pursuant to FATCA, a 30% withholding tax may be imposed on interest payments to you or certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such institutions fail to comply with information reporting requirements. If you are a holder of U.S. Notes, you could be affected by this withholding if you are subject to the information reporting requirements and fail to comply with them or if you hold U.S. Notes through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). We will not pay any additional amounts in respect of FATCA withholding, so if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your debt securities. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any amounts withheld. If you are a holder of U.S. Notes, you should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Norwegian Taxation of Debt Securities and Payments under the Guarantees

The following summary is based on current Norwegian law and practice, which is subject to changes that could prospectively or retrospectively modify or adversely affect the stated tax consequence. Accordingly this summary does not and is not intended to, provide a complete description of all tax regulations that might be relevant. Prospective purchasers of securities should consult their own professional advisors as to their respective tax positions.

Under Norwegian law, payments of interest by Equinor ASA to a Norwegian resident for tax purposes under the debt securities may be subject to Norwegian ordinary taxation. As of the date hereof, the ordinary tax is 22 percent. Gains realized on the debt securities (including currency gains) are taxable as ordinary income, and losses (including currency losses) are deductible at the same rate. Costs incurred in connection with the acquisition and realization of the debt securities may be deducted in the year of realization.

Payments made by Equinor ASA under the debt securities to persons who are not Norwegian residents for tax purposes, referred to herein as non-residents, whether in respect of principal or interest on the debt securities, are not subject to any tax imposed by Norway or any political subdivision thereof or therein except for payments attributable to such person’s branch, permanent establishment, or operation that may be subject to tax imposed by Norway or any political subdivision thereof or therein. In addition, no income, capital gains, transfer or similar tax is currently imposed by Norway or any political subdivision thereof or therein on a sale, redemption or other disposition of debt securities, except for payments attributable to a non-resident’s branch, permanent establishment, or operation that may be subject to tax imposed by Norway or any political subdivision thereof or therein.

In February 2020, the Norwegian Ministry of Finance issued a consultation paper relating to withholding tax on interest payments from entities that are resident for tax purposes in Norway. According to the consultation paper it is proposed to introduce a standard 15% withholding tax on interest payments to related parties resident in low tax jurisdictions and a standard 15 % withholding tax on royalty payments to foreign related parties. The new rules are proposed to be introduced with effect from January 1, 2021. The Ministry of Finance does not propose to introduce withholding tax on interest payments to creditors other than related parties (that is, where there is direct or indirect ownership or control of at least 50%) resident for tax purposes in a low tax jurisdiction.

This means that the Ministry of Finance does not propose to introduce withholding tax on interest payments to independent banks or other finance institutions or on bonds held by unrelated parties, and therefore interest payments under the Notes should not be subject to Norwegian withholding tax.

Under Norwegian law, payments of interest by Equinor Energy to a Norwegian resident for tax purposes under the guarantees may be subject to Norwegian tax, at a rate of 22 percent. Payments by Equinor Energy under the guarantees to persons who are not Norwegian residents for tax purposes are not subject to any tax imposed by Norway or any political subdivision thereof or therein except for payments attributable to such person’s branch, permanent establishment or operations in Norway that may be subject to tax imposed by Norway or any political subdivision thereof or therein.

Issuer Substitution

Under Norwegian law, a change of the obligor on the Notes of a series, as described under “Description of Notes and Guarantees—Mergers and similar events; issuer substitution,” could be treated as a realization of the Notes of such series that you hold for Norwegian tax purposes, when exchanged to new debt securities (“New Notes”). For Holders who are tax resident in Norway or subject to tax in Norway as a result of being involved in business activities in Norway and the holding of Notes is effectively connected with such business activities, realization of Notes could result in Norwegian income taxation of any gains or losses (including currency gains or losses), if any, related to the Notes held, as described under “Taxation—Norwegian Taxation of Debt Securities and Payments under the Guarantees” in the accompanying prospectus (as updated above). Please note, however, that according to Norwegian administrative practice an issuer substitution may in certain cases not be considered as a realization, and thus no Norwegian income tax will be levied. Whether such exception applies is subject to a concrete assessment based on the particular circumstances in the specific situation. Holders should therefore specifically consult with and rely upon their own tax advisors with respect to whether Equinor engaging in the activities described under “Description of Notes and Guarantees—Mergers and similar events; issuer substitution,” will be treated as a realization of the Notes for Norwegian tax purposes and, if so, what Norwegian income tax consequences will arise in relation to such exchange and owning of the New Notes.

UNDERWRITING

Each underwriter named below has severally and not jointly agreed, subject to the terms and conditions of the Pricing Agreement with Equinor and Equinor Energy, dated as of the date of this prospectus supplement, to purchase the principal amount of each series of Notes set forth below opposite its name. The underwriters are committed to purchase all of the Notes if any Notes are purchased. If an underwriter defaults, the Pricing Agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the Pricing Agreement may be terminated.

	Principal Amount of Notes
Underwriter	2026 Notes	2030 Notes
Barclays Capital Inc.	$125,000,000	$125,000,000
BNP Paribas Securities Corp.	$125,000,000	$125,000,000
BofA Securities, Inc.	$125,000,000	$125,000,000
DNB Markets, Inc.	$125,000,000	$125,000,000
Goldman Sachs & Co. LLC	$125,000,000	$125,000,000
J.P. Morgan Securities LLC	$125,000,000	$125,000,000

Total	$750,000,000	$750,000,000

The underwriters have agreed to reimburse Equinor for a portion of its expenses up to a certain amount.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the Pricing Agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Notes are new issues of securities with no established trading markets. Equinor and Equinor Energy have been advised by the underwriters that the underwriters intend to make a market in each series of the Notes but are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Equinor and Equinor Energy have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters propose to offer the Notes initially at the offering prices on the cover page of this prospectus supplement. After the initial public offering, the underwriters may change the offering prices and the other selling terms.

We estimate that our total expenses of the offering, excluding the underwriting discounts, will be approximately $3.9 million.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, serving as counterparties to certain derivative and hedging arrangements, investment research, principal investment, hedging, financing and brokerage activities. From time to time the underwriters and their respective affiliates engage in transactions with Equinor or its subsidiaries in the ordinary course of business. One or more of the underwriters and their respective affiliates have performed investment banking, commercial banking and advisory services for Equinor in the past and have received customary fees and expenses for these services, and may do so again in the future. For example, in the ordinary course of their various businesses, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may also involve securities and/or instruments of Equinor or its subsidiaries. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the Notes. As a result, the prices of the Notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise. Neither Equinor, Equinor Energy nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.

Each of Equinor and Equinor Energy has agreed that it will not, during the period from the date of this prospectus supplement until the date of the delivery of the Notes, without first obtaining the prior written consent of Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., DNB Markets, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities issued by Equinor which mature more than one year after the date of the delivery of the Notes, which are substantially similar to such Notes, which are denominated in the same currency as such Notes and are offered primarily in the same market as such Notes are primarily offered, except for the Notes sold to the underwriters pursuant to the Pricing Agreement.

Delivery of the Notes shall be made through the facilities of The Depository Trust Company (“DTC”), Euroclear and Clearstream unless the underwriters shall otherwise instruct.

It is expected that delivery of the Notes will be made against payment on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fourth business day following the date of pricing of the Notes (such settlement cycle being referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, Trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the second business day before the delivery of securities will be required, by virtue of the fact that the Notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes on the date of pricing or the next business day should consult their own advisors.

European Economic Area and the United Kingdom. The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by the PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation. This prospectus supplement and the attached prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Solely for the purposes of Goldman Sachs & Co. LLC’s (the “Manufacturer’s”) product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “Distributor”) should take into consideration the Manufacturer’s target market assessment; however, a Distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the Manufacturer’s target market assessment) and determining appropriate distribution channels.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the EEA or in the United Kingdom. For the purposes of this provision: the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of the Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

United Kingdom. This prospectus supplement is being distributed to, and directed at, persons outside the United Kingdom and, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the United

Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to Equinor or Equinor Energy; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Norway. Each underwriter has represented and agreed that no offering material in relation to any of the Notes has been or will be approved by the Oslo Stock Exchange or the Norwegian Financial Supervisory Authority. Accordingly, each underwriter has agreed, and each further underwriter appointed will be required to agree, that the Notes will only be directed to qualified investors as defined in the Norwegian Securities Regulation section 7-1 or in accordance with other relevant exceptions from the prospectus requirements. Accordingly, the offer of the Notes and the related materials may not be made available to the public in Norway nor may the offer of the Notes otherwise be marketed and offered to the public in Norway. The Designated Securities may be issued only outside Norway and may not be denominated in NOK.

Hong Kong. The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan. The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore. This prospectus supplement and the attached prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the attached prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA )

pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Canada. The Notes may be sold only in any province of Canada to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other jurisdictions outside the United States. Each underwriter has represented and agreed that with respect to any other jurisdiction outside the United States, it has not offered or sold and will not offer or sell any of the Notes in any jurisdiction, except under circumstances that resulted or will result in compliance with the applicable rules and regulations of such jurisdiction.

VALIDITY OF NOTES AND GUARANTEES

The validity of the Notes and the guarantees will be passed upon for Equinor and Equinor Energy by Sullivan & Cromwell LLP, as to certain matters of New York law, and for the underwriters by Davis Polk & Wardwell London LLP, as to certain matters of New York law. The validity of the Notes and the guarantees will be passed upon for Equinor and Equinor Energy by Equinor’s and Equinor Energy’s Chief Legal Counsel, as to certain matters of Norwegian law, and for the underwriters by Wikborg Rein Advokatfirma AS, as to certain matters of Norwegian law. Sullivan & Cromwell LLP may rely upon the opinion of Equinor’s and Equinor Energy’s Chief Legal Counsel, with respect to all matters of Norwegian law.

STATOIL ASA

Debt Securities

fully and unconditionally guaranteed by Statoil Petroleum AS

(a wholly-owned subsidiary of Statoil ASA)

Ordinary Shares

In the form of ordinary shares or American Depositary Shares

Statoil ASA may use this prospectus to offer from time to time debt securities or ordinary shares, directly or in the form of American Depositary Shares. Statoil’s ordinary shares are admitted to trading on the Oslo Stock Exchange under the symbol “STL”. Statoil’s American Depositary Shares, each representing one ordinary share, are listed on the New York Stock Exchange under the symbol “STO”. The debt securities will be fully and unconditionally guaranteed by our wholly-owned subsidiary Statoil Petroleum AS. Each time we sell the securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information About Us” carefully before you invest.

We may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of any underwriters will be stated in any accompanying prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated October 26, 2017.

Unless the context otherwise requires, references in this prospectus to “Statoil”, “we”, “our”, “ours” and “us” are references to Statoil ASA and its consolidated subsidiaries, including Statoil Petroleum AS, and references in this prospectus to “Statoil Petroleum” are to Statoil Petroleum AS.

-i-

RISK FACTORS

Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to buy our securities. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

Risks Relating to Our Business

You should read “Risk Factors” in Statoil’s Annual Report on Form 20-F for the fiscal year ended December 31, 2016 (the “2016 Annual Report”), which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to our business.

Risks Relating to the Debt Securities

Because the debt securities are unsecured, your right to receive payments may be adversely affected.

The debt securities that we are offering will be unsecured. The debt securities are not subordinated to any of our other debt obligations and therefore they will rank equally with all our other unsecured and unsubordinated indebtedness. As of September 30, 2017, we had no secured indebtedness outstanding. If Statoil defaults on the debt securities or Statoil Petroleum AS defaults on the guarantee, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that we have granted security over our assets, the assets that secure these debts will be used to satisfy the obligations under that secured debt before we could make payment on the debt securities. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.

One or more independent credit rating agencies may assign credit ratings to the debt securities. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the debt securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. Purchasers of securities rely on the creditworthiness of Statoil and, if applicable, Statoil Petroleum and no other person. Any of the rating agencies that rate the debt of Statoil has the ability to lower the ratings currently assigned to that debt as a result of its views about the group’s current or future business, financial condition, results of operations or other matters. Any ratings decline could adversely affect the value of the debt securities. Investment in the securities involves the risk that subsequent changes in actual or perceived creditworthiness of Statoil may adversely affect the market value of the securities.

Your rights as a holder of debt securities may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indenture.

The debt securities are governed by an indenture, which is described herein under “Description of Debt Securities and Guarantees”. The indenture relating to our debt securities is a contract among Statoil, Statoil Petroleum and Deutsche Bank Trust Company Americas, as trustee. We may issue as many distinct series of debt securities under the indenture as we wish. We may also issue a series of debt securities under the indenture that provides holders with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities we may offer contained in the prospectus supplement relating to such debt securities.

Should Statoil default on the debt securities, or should Statoil Petroleum default on the guarantee, your right to receive payments on such debt securities or guarantee may be adversely affected by Norwegian insolvency laws.

Both Statoil and Statoil Petroleum are incorporated in and have their registered office in the Kingdom of Norway, and consequently it is likely that any insolvency proceedings applicable to Statoil or Statoil Petroleum would be governed by Norwegian law. If a Norwegian company is unable, or likely to be unable, to pay its debts, an examiner may be appointed to facilitate the survival of the company and the whole or any part of its business by formulating proposals for a compromise or scheme of arrangement. If an examiner is appointed, a protection period will be imposed so that the examiner can formulate and implement his proposals for a compromise or scheme of arrangement. During the protection period, any enforcement action by a creditor of the Norwegian company is prohibited. In addition, the Norwegian company may be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner.

In the event of insolvency of Statoil and Statoil Petroleum, the claims of certain preferential creditors (including the Norwegian tax authority for certain unpaid taxes) will rank in priority to claims of unsecured creditors.

If Statoil and Statoil Petroleum become subject to an insolvency proceeding and have obligations to creditors that are treated under Norwegian law as creditors that are senior relative to the holders of the debt securities (including secured creditors), the holders of the debt securities may suffer losses as a result of their subordinated status during such insolvency proceeding.

Since we are a Norwegian company and a substantial portion of our assets and key personnel are located outside the United States, you may not be able to enforce any U.S. judgment for claims you may bring against us or our key personnel both in and outside the United States.

Both Statoil and Statoil Petroleum are organized under the laws of the Kingdom of Norway. Many of our assets are located outside the United States. In addition, all but one of the members of our board of directors and senior management are residents of countries other than the United States. As a result, it may be impossible for you to effect service of process within the United States upon us or these persons or to enforce against us or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws. We understand that judgments of U.S. courts are generally not enforceable in Norway. Consequently, it could prove difficult to enforce civil liabilities solely based on U.S. federal securities laws or otherwise. Therefore, you may have difficulty enforcing any U.S. judgment against us or our non-U.S. resident directors and officers both in and outside the United States.

The debt securities lack a developed trading market, and such a market may never develop.

We may issue debt securities in different series with different terms in amounts that are to be determined. There can be no assurance that an active trading market will develop for any series of our debt securities even if we list the debt securities on a securities exchange.

There can also be no assurance regarding the future development of a market for the debt securities or the ability of holders of the debt securities to sell their debt securities or the price at which such holders may be able to sell their debt securities. If such a market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price and this may result in a return that is greater or less than the interest rate on, the debt security, in each case depending on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities or that an active public market for the debt securities will develop. See “Plan of Distribution”.

We will not be required to pay additional amounts if payments on the debt securities are subject to withholding under FATCA.

Certain non-U.S. financial institutions must comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders to avoid becoming subject to withholding on certain payments. Although we are continuing to evaluate our status under FATCA, we are currently registered as a foreign financial institution for these purposes. We and other non-U.S. financial institutions may accordingly be required to report information to the IRS regarding the holders of debt securities and to withhold on a portion of payments under the debt securities to certain holders that fail to comply with the relevant information reporting requirements (or hold debt securities directly or indirectly through certain non-compliant intermediaries). However, such withholding would generally not apply to payments made before January 1, 2019. Moreover, such withholding would only apply to debt securities issued at least six months after the date on which final regulations implementing such rule are enacted. Holders are urged to consult their own tax advisors and any banks or brokers through which they will hold debt securities as to the consequences (if any) of these rules to them.

We will not pay any additional amounts in respect of FATCA withholding, so if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your debt securities. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any amounts withheld.

We may be subject to a change in the Norwegian tax regime that could introduce a withholding tax on interest payments.

In October 2015, the Norwegian government issued a white paper describing a tax reform for the period 2016-2018, which includes introduction of withholding tax on interest payments from Norway. The proposal is expected to be subject to a consultation process before being implemented. In the event of the withholding tax being implemented in the manner currently contemplated by the white paper the payments of interest in respect of an issue of Notes would be subject to withholding tax, which would require Statoil to gross up the payments in accordance with (but subject to the exceptions set out therein) the information under “Description of the Debt Securities and Guarantees—Payment of Additional Amounts”. If Statoil has or will become obliged to pay additional amounts as provided under “Description of the Debt Securities and Guarantees—Payment of Additional Amounts,”, Statoil may (subject to the conditions set out therein) exercise its right to redeem the Notes as set forth under “Description of the Debt Securities and Guarantees—Special Situations—Optional Tax Redemption”.

We are permitted, under the indenture, to issue debt securities that bear interest based on or linked to LIBOR, which may no longer be produced beyond 2021, which could have adverse consequences holders of such debt securities.

The rate of interest of a given debt security or series of debt securities will be provided for in the prospectus supplement relating to such debt securities. The indenture permits such rate of interest to be a variable rate of interest based on or linked to the London Interbank Offered Rate, or LIBOR. LIBOR is a benchmark rate produced by the ICE Benchmark Administration, or IBAM, an independent subsidiary of the Intercontinental Exchange, that is designed to provide an indication of the average rate at which a LIBOR contributor bank can obtain unsecured funding in the London interbank market for a given period, in a given currency. It is a “polled” rate, meaning that a panel of representative banks submits rates which are then combined to produce the LIBOR rate for the applicable period with respect to the applicable currency.

The UK’s Financial Conduct Authority, or FCA, who regulate LIBOR and have the power to compel banks to contribute to LIBOR where needed, stated on July 27, 2017, that it will no longer, from 2021, exercise such power or encourage panel banks to contribute to LIBOR, as it has done to date. While such action by the FCA would not prohibit IBAM from continuing to produce LIBOR, it is possible that panel banks will no longer make submissions to IBAM to support the production of LIBOR after 2021 in the absence of encouragement from the FCA. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented in the United Kingdom or elsewhere. Uncertainty regarding the future of or changes to LIBOR or the unavailability of LIBOR could have a material adverse effect upon the value of, return on and trading in debt securities bearing interest at a rate based on LIBOR and other LIBOR linked securities.

In addition, in the event that your debt securities bear interest at a variable rate based on LIBOR and LIBOR becomes unavailable prior to the maturity of such debt securities, the rate of interest payable on such debt securities may change. The prospectus supplement governing your debt securities (i) may specify a replacement or alternate benchmark or a replacement or alternate calculation of the rate of interest in the event LIBOR is unavailable, and such replacement or alternate benchmark or calculation may result in a lower rate of interest being paid on your debt securities or (ii) may specify that in the absence of LIBOR, the rate of interest on the debt securities will remain at the rate of interest in effect on the applicable interest determination date.

Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in non-U.S. dollar debt securities—e.g., debt securities whose principal and/or interest are payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency—you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An investment in non-U.S. dollar debt securities involves currency-related risks.

An investment in non-U.S. dollar debt securities entails significant risks that are not associated with a similar investment in debt securities that are payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and unpredictable.

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in debt securities denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the debt securities, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the debt securities to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government policy can adversely affect currency exchange rates and an investment in non-U.S. dollar debt securities.

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar debt securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for non-U.S. dollar debt securities or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the debt securities as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a debt security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. dollar debt securities may permit us to make payments in U.S. dollars or delay payment if we are unable to obtain the specified currency.

Debt securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the debt securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “Description of Debt Securities and Guarantees”. A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on debt securities payable in that currency.

We will not adjust non-U.S. debt dollar securities to compensate for changes in currency exchange rates.

Except as described above, we will not make any adjustment or change in the terms of non-U.S. dollar debt securities in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar debt securities will bear the risk that their investment may be adversely affected by these types of events.

In a lawsuit for payment on non-U.S. dollar debt securities, an investor may bear currency exchange risk.

Our debt securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a debt security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar debt security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information about exchange rates may not be indicative of future exchange rates.

If we issue non-U.S. dollar securities, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in the applicable prospectus supplement that any determination is subject to approval by us). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

Risks Relating to Indexed Debt Securities

We use the term “indexed debt securities” to mean any of the debt securities described in this prospectus whose value is linked to an underlying property or index. Indexed debt securities may present a high level of risk, and investors in some indexed debt securities may lose their entire investment. In addition, the treatment of indexed debt securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed debt security. Thus, if you propose to invest in indexed debt securities, you should independently evaluate the federal income tax consequences of purchasing an indexed debt security that apply in your particular circumstances. You should also read “Taxation—United States Taxation of Debt Securities” for a discussion of U.S. tax matters.

Investors in indexed debt securities could lose their investment.

The amount of principal and/or interest payable on a series of indexed debt securities will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index”.

The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed debt security. The terms of a particular series of indexed debt securities may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase indexed debt securities, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The issuer of a security or currency that serves as an index could take actions that may adversely affect an indexed debt security.

The issuer of a security that serves as an index or part of an index for a series of indexed debt securities will have no involvement in the offer and sale of the indexed debt securities and no obligations to the holders of the indexed debt securities. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holders. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component.

If the index for a series of indexed debt securities includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed debt securities and no obligations to the holders of the indexed debt securities. That government may take actions that could adversely affect the value of the security. See “Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency—Government policy can adversely affect currency exchange rates and an investment in non-U.S. dollar debt securities” above for more information about these kinds of government actions.

An indexed debt security may be linked to a volatile index, which could hurt your investment.

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on a series of indexed debt securities may vary substantially from time to time. Because the amounts payable with respect to indexed debt securities are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed debt security may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of indexed debt securities.

An index to which a debt security is linked could be changed or become unavailable.

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed debt security that is linked to the index. The indices for our indexed debt securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed debt security may allow us to delay determining the amount payable as principal or interest on an indexed debt security, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a debt security linked to an index of this kind, the value of the debt security, or the rate of return on it, may be lower than it otherwise would be.

Some indexed debt securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with indexed debt securities of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed debt securities or the rates of return on them.

We may engage in hedging activities that could adversely affect an indexed debt security.

In order to hedge an exposure on a particular series of indexed debt securities, we may, directly or through our affiliates, enter into transactions involving the debt securities, commodities or currencies or other instruments or measures that underlie the index for that debt security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of a series of indexed debt securities. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed debt securities may decline.

Information about indices may not be indicative of future performance.

If we issue a series of indexed debt securities, we may include historical information about the relevant index in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

Risks Relating to the Ordinary Shares and ADSs

Statoil’s shares and American Depositary Shares may experience volatility which will negatively affect your investment.

In recent years, most major stock markets have experienced significant price and trading volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the underlying companies. Accordingly, there could be significant fluctuations in the price of Statoil’s shares and American Depositary Shares, or ADSs, each representing one ordinary share, even if our operating results meet the expectations of the investment community. In addition,

•	announcements by us or our competitors relating to operating results, earnings, volume, acquisitions or joint ventures, capital commitments or spending;

•	continued volatility in prices of oil and natural gas;

•	changes in financial estimates or investment recommendations by securities analysts;

•	changes in market valuations of other oil companies;

•	adverse economic performance or recession in the United States or Europe; or

•	disruptions in trading on major stock markets

could cause the market price of Statoil’s shares and ADSs to fluctuate significantly.

While not expected, payments on the shares and ADSs may become subject to withholding under FATCA.

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. Although we are continuing to evaluate our status under FATCA, we are currently registered as a foreign financial institution for these purposes. To avoid becoming subject to the 30% withholding tax on payments to them, we and other non-U.S. financial institutions may be required to report information to the IRS regarding the holders of shares or ADSs and to withhold on a portion of payments under the shares or ADSs to certain holders that fail to comply with the relevant information reporting requirements (or hold shares or ADSs directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before January 1, 2019. The rules for the implementation of this legislation have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of the shares and ADSs.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including documents that are filed with the Securities and Exchange Commission (“SEC”) and incorporated by reference herein, and the related prospectus supplements may contain forward-looking statements that involve risks and uncertainties. These forward-looking statements are made pursuant to the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, we use words such as “ambition”, “continue”, “could”, “estimate”, “expect”, “believe”, “focus”, “likely”, “may”, “outlook”, “plan”, “strategy”, “will”, “guidance” and similar expressions to identify forward-looking statements.

All statements other than statements of historical fact, including, among others, statements regarding future financial position, results of operations and cash flows; future financial ratios and information; future financial or operational portfolio or performance; future market position and conditions; future credit rating; business strategy; growth strategy; sales, trading and market strategies; research and development initiatives and strategy; market outlook and future economic projections and assumptions; competitive position; projected regularity and performance levels; expectations related to our recent transactions and projects; completion and results of acquisitions, disposals and other contractual arrangements; reserve information; recovery factors and levels; future margins; projected returns; future levels or development of capacity, reserves or resources; future decline of mature fields; planned turnarounds and other maintenance; plans for cessation and decommissioning; oil and gas production forecasts and reporting; growth, expectations and development of production, projects, pipelines or resources; estimates related to production and development levels and dates; operational expectations, estimates, schedules and costs; exploration and development activities, plans and expectations; projections and expectations for upstream and downstream activities; expectations relating to licences; oil, gas, alternative fuel and energy prices and volatility; oil, gas, alternative fuel and energy supply and demand; renewable energy production, industry outlook and carbon capture and storage; organisational structure and policies; planned responses to climate change; technological innovation, implementation, position and expectations; future energy efficiency; projected operational costs or savings; our ability to create or improve value; future sources of financing; exploration and project development expenditure; our goal of safe and efficient operations; effectiveness of our internal policies and plans; our ability to manage our risk exposure; our liquidity levels and management; estimated or future liabilities, obligations or expenses; expected impact of currency and interest rate fluctuations; expectations related to contractual or financial counterparties; capital expenditure estimates and expectations; projected outcome, impact or timing of regulations relating to health safety and the environment (HSE); HSE goals and objectives of management for future operations; expectations related to regulatory trends; impact of effects from production sharing agreements (PSA); projected impact or timing of administrative or governmental rules, standards, decisions, standards or laws (including taxation laws); projected impact of legal claims against us; plans for capital distribution and amounts of dividends are forward-looking statements. You should not place undue reliance on forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described above in “Risk Factors”, elsewhere in this prospectus, or in the risks described in Section 2.10 “Risk Review” and elsewhere in our 2016 Annual Report which is incorporated by reference herein, or in the other documents we incorporate by reference herein.

These forward-looking statements reflect current views about future events and are, by their nature, subject to significant risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including levels of industry product supply, demand and pricing; exchange rate and interest rate fluctuations; the political and economic policies of Norway and other oil-producing countries; EU directives; general economic conditions; political and social stability and economic growth in relevant areas of the world; Euro-zone uncertainty; global political events and actions, including war, terrorism and sanctions; security breaches, including breaches of our digital infrastructure (cybersecurity); changes or uncertainty in or non-compliance with laws and governmental regulations; the timing of bringing new fields on stream; an inability to exploit growth opportunities; material differences from reserves estimates; unsuccessful drilling; an inability to find and develop reserves; ineffectiveness of crisis management systems; adverse changes in tax regimes; the development and use of new technology, particularly in the renewable energy sector; geological or technical difficulties; operational problems; operator error; inadequate insurance coverage; the lack of necessary transportation infrastructure when a field is in a remote location and other transportation problems; the actions of competitors; the actions of field partners; the actions of the Norwegian state as majority shareholder; counterparty defaults; natural disasters, adverse weather conditions, climate change, and other changes to business conditions; failure to meet our ethical and social standards; an inability to attract and retain personnel and other factors discussed elsewhere in this prospectus, in our 2016 Annual Report or in the other documents we incorporate by reference herein.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that our future results, level of activity, performance or achievements will meet these expectations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, we undertake no obligation to update such statements, whether to make them conform to actual results or changes in our expectations or otherwise. Additional information, including information regarding factors that may affect Statoil’s business, is contained in our 2016 Annual Report filed with the SEC, which can be found on Statoil’s website at www.statoil.com and in the other documents we file with the SEC. See “Where You Can Find More Information About Us”, below.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us”.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

Statoil files annual and other reports with the SEC. Any document Statoil files with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room and their copy charges. The SEC filings are also available to the public from commercial document retrieval services and, for Statoil filings on or after February 20, 2002, at the website maintained by the SEC at www.sec.gov. Statoil’s ordinary shares are listed on the Oslo Stock Exchange and its American depositary shares, representing ordinary shares of Statoil, are quoted on the New York Stock Exchange. You can consult reports and other information about Statoil that it has filed pursuant to the rules of the New York Stock Exchange and the Oslo Stock Exchange at those exchanges.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Statoil, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference:

•

our 2016 Annual Report, filed with the SEC on March 17, 2017 (including Exhibit 7 thereto containing the ratio of earnings to fixed charges and the statement of calculation for each of the fiscal years ended December 31, 2016, 2015, 2014, 2013 and 2012);

•

the registration statement on Form 8-A containing a description of Statoil’s ordinary shares and American Depositary Shares, filed on June 12, 2001, and any amendment or report filed for the purpose of updating such description;

•

our report on Form 6-K deemed filed with the SEC on October 26, 2017, regarding Statoil’s third quarter 2017 results (including Exhibit 12.1 thereto containing the ratio of earnings to fixed charges and the statement of calculation for the nine months ended September 30, 2017 and Exhibit 99.1 thereto containing information regarding the price range of the ordinary shares and ADSs);

•	our report on Form 6-K deemed filed with the SEC on July 27, 2017 regarding Statoil’s 2017 second quarter and first half results;

•	our report on Form 6-K furnished to the SEC on May 30, 2017 containing a press release announcing the election of Jon Erik Reinhardsen as the new chair of Statoil’s board of directors; and

•	our report on Form 6-K deemed filed with the SEC on May 4, 2017 regarding Statoil’s first quarter 2017 results.

Finally, we incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offerings using this prospectus and our reports on Form 6-K furnished to the SEC after the date of this prospectus only to the extent that the forms expressly state that such we deem such reports to be filed and incorporate them by reference in this prospectus.

Information that we file with the SEC will automatically update and supercede information in documents filed with the SEC at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning Statoil at the following address:

STATOIL ASA

Forusbeen 50, N-4035

Stavanger, Norway

Tel. No.: 011-47-5199-0000

You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

ENFORCEABILITY OF CIVIL LIABILITIES

Statoil is a public limited company incorporated under the laws of the Kingdom of Norway. Statoil Petroleum is a limited company incorporated under the laws of the Kingdom of Norway. All but one of Statoil’s directors and senior management, all of Statoil Petroleum’s directors and senior management, and some of the experts named in this document, currently reside outside the United States. All or a substantial portion of each of their respective assets and the assets of such individuals are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or upon Statoil or Statoil Petroleum, or it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against Statoil or Statoil Petroleum. Furthermore, judgments of U.S. courts are generally not enforceable in Norway. We and Statoil Petroleum may comply with a U.S. judgment voluntarily, but, if we were not to do so, you would have to apply to a Norwegian court for an original judgment. Consequently, it could prove difficult to enforce civil liabilities solely based on U.S. securities law in Norway. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the Kingdom of Norway.

STATOIL ASA

Statoil ASA is a public limited company incorporated under the laws of the Kingdom of Norway with its registered office at Forusbeen 50, N-4035 Stavanger, Norway. Our telephone number is +47 51 99 00 00. Our registration number in the Norwegian Register of Business Enterprises is 923 609 016. Statoil ASA was incorporated on September 18, 1972 under the name Den norske stats oljeselskap AS. In 2001, Statoil was listed on the Oslo and New York stock exchanges and became a public limited company under the name Statoil ASA.

As of September 30, 2017, the Norwegian State owned a 67 percent direct interest in Statoil ASA. The purpose of Statoil ASA, as set out in its articles of association, is to engage in exploration, production, transportation, refining and marketing of petroleum and petroleum-derived products and other forms of energy as well as other business. Such activities may be carried out through participation in, or cooperation with, other companies.

Statoil is an international energy company primarily engaged in oil and gas exploration and production activities. In addition to being the leading operator on the Norwegian continental shelf (NCS), Statoil has also substantial international activities and is present in several of the most important oil and gas provinces in the world. Our activities span operations in more than 30 countries and we employ approximately 20,500 employees worldwide.

Our access to crude oil in the form of equity, governmental and third party volumes makes Statoil a large seller of crude oil, and Statoil is the second-largest supplier of natural gas to the European market. Processing and refining are also part of our operations.

You can find a more detailed description of Statoil’s business in our 2016 Annual Report, which is incorporated by reference in this prospectus.

STATOIL PETROLEUM AS

Statoil Petroleum is a wholly-owned subsidiary of Statoil and was incorporated and registered as a limited company in Norway on February 1, 2007 under Norwegian organisation number 990 888 213. The object of Statoil Petroleum, as set out in its articles of association, is to engage in exploration, production, transportation, refining and marketing of petroleum and petroleum-derived products, to extend financial assistance to other group companies, act as co-debtor for debt or under loan facilities entered into by Statoil ASA as well as other business. Such activities may be carried out through participation in, or cooperation with, other companies. Statoil Petroleum is the owner of a considerable portion of the assets of the Statoil group (including licences, production plants and transportation systems and shareholdings in several international subsidiaries). Its main revenues are derived from the sale of crude oil and natural gas. Statoil Petroleum has no employees and is controlled and operated through the business lines of Statoil ASA.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, which may include working capital, the repayment of existing debt (including debt incurred in connection with acquisitions) or the financing of acquisitions.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our current and long-term finance debt and total capitalization as at September 30, 2017.

As at September 30, 2017
USD
(in millions)
Current finance debt	4,124
Non-current finance debt(1)	27,041
Unsecured	27,041
Secured	0
Non-controlling interests:	28
Shareholders’ equity:	38,204
Share capital	1,174
Additional paid-in capital	7,601
Retained earnings	32,376
Currency translation adjustments	(2,899)
Available for sale financial assets	(48)
Total shareholders’ equity	38,233
Total finance debt and shareholders’ equity	69,488

(1)	All of the Non-current finance debt is guaranteed by Statoil Petroleum AS

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This prospectus relates to, among other securities, debt securities issued by us. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by documents called indentures. The indenture relating to debt securities issued by Statoil is a contract among us, as issuer and Statoil Petroleum, as guarantor, and Deutsche Bank Trust Company Americas, as trustee. On May 26, 2010, we and Deutsche Bank Trust Company Americas entered into a supplemental indenture to the indenture (the indenture as so supplemented being referred to herein as the “indenture”) to reflect the change of our name from StatoilHydro ASA to Statoil ASA and the change in the name of Statoil Petroleum from StatoilHydro Petroleum AS to Statoil Petroleum AS.

As you read this section, please remember that the specific terms of a series of debt securities as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

The trustee has two main roles:

•

First, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “—Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs” below; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

Statoil Petroleum acts as guarantor of the debt securities issued under the indenture. The guarantee is described under “Guarantee” below.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture, the debt securities and the guarantee are governed by New York law. A copy of the indenture is filed with the SEC as an exhibit to our registration statement. See “Where You Can Find More Information About Us” for information on how to obtain a copy.

This section summarizes the material provisions of the indenture, the debt securities and the guarantee. However, because it is a summary, it does not describe every aspect of the indenture or the debt securities or the guarantee. This summary is subject to and qualified in its entirety by reference to the indenture, which is incorporated herein by reference. We describe the meaning for only the more important terms. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.

We may issue as many distinct series of debt securities under the indenture as we wish. We may also from time to time without the consent of the holders of the debt securities create and issue further debt securities having the same terms and conditions as debt securities of an already issued series so that the further issue is consolidated and forms a single series with that series. This section summarizes all material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.

Amounts That We May Issue

The indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you.

Principal Amount, Stated Maturity and Maturity

The principal amount of a series of debt securities means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt securities is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your debt securities. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt securities in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your debt securities will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to the trustee, unless other arrangements have been made between you and us. We will make payments on your debt securities in the specified currency, except as described below in “—Additional Mechanics—Payment and Paying Agents”. See “Risk Factors—Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” above for more information about risks of investing in debt securities of this kind.

Form of Debt Securities

We will issue debt securities in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “—Legal Ownership”.

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement.

Types of Debt Securities

We may issue any of the three types of debt securities described below. A debt security may have elements of each of the three types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a variable rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or variable rate.

Fixed Rate Debt Securities

A series of debt securities of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. The prospectus supplement relating to original issue discount securities will describe special considerations applicable to them.

Each series of fixed rate debt securities, except any zero coupon debt securities, will bear interest from their original issue date or from the most recent date to which interest on the debt securities have been paid or made available for payment. Interest will accrue on the principal of a series of fixed rate debt securities at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt securities are converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on a series of fixed rate debt securities on the basis of a 360-day year of twelve 30-day months, unless your prospectus supplement provides that we will compute interest on a different basis. We will pay interest on each interest payment date and at maturity as described below under “—Additional Mechanics—Payment and Paying Agents”.

Variable Rate Debt Securities

A series of debt securities of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt securities are variable rate debt securities, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Each series of variable rate debt securities will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a series of variable rate debt securities at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “—Additional Mechanics—Payment and Paying Agents”.

Calculation of Interest. Calculations relating to a series of variable rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular series of variable rate debt securities will name the institution that we have appointed to act as the calculation agent for that particular series as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

For a series of variable rate debt securities, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the variable rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any variable rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a series of variable rate debt securities will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541 percent (or .09876541) being rounded down to 9.87654 percent (or .0987654) and 9.876545 percent (or .09876545) being rounded up to 9.87655 percent (or .0987655). All amounts used in or resulting from any calculation relating to a series of variable rate debt securities will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a particular series of variable rate debt securities during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant variable rate debt securities and its affiliates.

Indexed Debt Securities

A series of debt securities of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

If you are a holder of indexed debt securities, you may receive an amount at maturity (including upon acceleration following an event of default) that is greater than or less than the face amount of your debt securities depending upon the formula used to determine the amount payable and the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

A series of indexed debt securities may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. A series of indexed debt securities may also provide that the form of settlement may be determined at our option or at the holder’s option.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. See “Risk Factors—Risks Relating to Indexed Debt Securities” for more information about risks of investing in debt securities of this type.

Original Issue Discount Debt Securities

A fixed rate debt security, a variable rate debt security or an indexed debt security may be an original issue discount debt security. A series of debt securities of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “Taxation—United States Taxation of Debt Securities—United States Holders—Original Issue Discount” for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Information in the Prospectus Supplement

In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series of debt securities described in the prospectus supplement.

The prospectus supplement relating to a series of debt securities will, to the extent applicable, describe the following terms of the series:

•	the title of the series of debt securities;

•	the issue price;

•	the person to whom any interest on a security of the series will be payable if other than the person in whose name the security is registered;

•	any limit on the aggregate principal amount of the series of debt securities;

•	any stock exchange on which we will list the series of debt securities;

•	the date or dates on which we will pay the principal of the series of debt securities;

•	whether the series of debt securities are fixed rate debt securities, variable rate debt securities or indexed debt securities;

•	if the series of debt securities are fixed rate debt securities, the interest rate at which the debt securities will bear interest, if any, and the interest payment dates;

•

if the series of debt securities are variable rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

•

if the series of debt securities are indexed debt securities, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the index or formula we will use to calculate these amounts, if any, and the terms on which the debt securities will be exchangeable for or payable in cash, securities or other property;

•	if the series of debt securities are also original issue discount debt securities, the yield to maturity;

•

the place where any amounts due will be payable and where this series of debt securities can be registered, transferred, exchanged or converted as well as the place where any notices or demands for this series of debt securities may be served;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

•

the period within which the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed by us and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	the denominations in which the series of debt securities will be issuable if in other than denominations of $1,000;

•

the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States of America and the manner of determining the equivalent amount in the currency of the United States of America;

•

if any payment on the debt securities of that series will be made, at our option or your option, in any currency other than in the currency in which the debt securities state that they will be payable, the terms and conditions regarding how that election shall be made;

•	if less than the entire principal amount is payable upon a declaration of acceleration of the maturity, that portion of the principal which is payable;

•	the applicability of the provisions described later under “—Defeasance and Discharge”;

•	if we may issue without your consent debt securities having the same terms and conditions as debt securities of an already issued series;

•

if the series of debt securities will be issuable in whole or part in the form of a global security as described later under “—Legal Ownership—Global Securities”, the form of any legends to be borne by such global security, the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	whether additional amounts will be payable as described later under “—Payment of Additional Amounts” and, if applicable, a related right to an optional tax redemption for such a series;

•	the forms of the debt securities of the series and the guarantees endorsed on them;

•	any changes in the covenants and the events of default described later under “Default and Related Matters—Events of Default”;

•	any special U.S. federal income tax considerations relating to the series of debt securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the series of debt securities, as applicable;

•	any additional covenants to which we will be subject with respect to the debt securities of any series;

•	any other special features of the series of debt securities that are not inconsistent with the provisions of the indenture; and

•	the “Stated Intervals” and the “Record Date” for purposes of Sections 312(a) and 316(c) of the Trust Indenture Act.

Unless otherwise stated in the prospectus supplement, the debt securities will be issued only in fully registered form without interest coupons. If we issue debt securities in bearer form, the special restrictions and considerations, including offering restrictions and U.S. tax considerations, relating to bearer debt securities will be described in the prospectus supplement.

Guarantee

Statoil Petroleum will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the debt securities, including additional amounts, as described under “—Payment of Additional Amounts”, if any, and sinking fund payments, if any, which may be payable in respect of the debt securities. Statoil Petroleum guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration of acceleration, call for redemption or otherwise.

Legal Ownership

Street Name and Other Indirect Holders

We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holders of those securities. Holding securities in accounts at banks or brokers is called holding in street name. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security?

A global security is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders”. If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement relating to an offering of a series of securities will indicate whether the series will be issued only in the form of global securities.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

•	You cannot get securities registered in your own name.

•	You cannot receive physical certificates for your interest in the securities.

•

You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained earlier under “—Street Name and Other Indirect Holders”.

•	You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•

The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

Special Situations When the Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections entitled “—Street Name and Other Indirect Holders” and “—Direct Holders”.

The special situations for termination of a global security are:

•

When the depositary (i) notifies us that it is unwilling, unable or no longer qualified to continue as depositary or (ii) has ceased to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), or

•	When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under “—Default and Related Matters—Events of Default”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description, “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection entitled “Street Name and Other Indirect Holders”.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, a series of debt securities will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay a series of debt securities. In addition, we will not be entitled to redeem a series of debt securities before their stated maturity, other than as described below under “—Special Situations—Optional Tax Redemption”, unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt securities from you before their stated maturity unless the prospectus supplement specifies one or more repayment dates.

If the prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt securities. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the prospectus supplement specifies a redemption commencement date, your debt securities will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your debt securities, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt securities are being redeemed.

If the prospectus supplement specifies a repayment date, the debt securities will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any debt securities, we will give to the holder written notice of the principal amount of the debt securities to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date.

If the debt securities represented by a global debt security are subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.

•	Your rights under several special situations, such as if we merge with another company, if we want to change a term of the debt securities or if we want to redeem the debt securities for tax reasons.

•	Your rights to receive payment of additional amounts due to changes in the withholding tax requirements in the Kingdom of Norway.

•	A covenant contained in the indenture that restricts our ability to incur liens over certain kinds of assets. A particular series of debt securities may have additional covenants.

•	Your rights if we default or experience other financial difficulties.

•	Our relationship with the trustee.

Additional Mechanics

Form, Exchange and Transfer

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

You may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities.

You will not be required to pay a service charge for registering a transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the registration of the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement.

Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller.

We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same day funds.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We or Statoil Petroleum may also arrange for additional payment offices, and may cancel or change these offices, including our or Statoil Petroleum’s use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agent for any particular series of debt securities.

We may issue debt securities in different series with different terms in amounts that are to be determined. There can be no assurance that an active trading market will develop for any series of our debt securities even if we list the debt securities on a securities exchange.

Payments Due in Other Currencies

We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream.

Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.

Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency.

If the prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any debt security and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us or Statoil Petroleum, as the case may be. After that two-year period, you may look only to us or Statoil Petroleum for payment and not to the trustee, any other paying agent or anyone else.

Special Situations

Mergers and Similar Events

We and Statoil Petroleum are generally permitted to consolidate or merge with another company or firm. We and Statoil Petroleum are also permitted to sell or lease substantially all of their assets to another firm or to buy or lease substantially all of the assets of another firm. However, neither we, except in the case of a Reorganization (as defined below), nor Statoil Petroleum may take any of these actions unless all the following conditions, among others, are met:

•

Where we or Statoil Petroleum merge out of existence or sell or lease our or its assets, the other firm must assume our or Statoil Petroleum’s obligations on the debt securities or guarantees, as applicable.

The other firm’s assumption of these obligations must include the obligation to pay the additional amounts described later under “—Payment of Additional Amounts”; and

•

The merger, sale or lease of assets or other transaction must not cause a default on the debt securities, and neither we nor Statoil Petroleum must already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later under “—Default and Related Matters—Events of Default—What is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or the default having to exist for a specific period of time were disregarded.

In the event of a Reorganization, Statoil will procure that none of its Principal Subsidiaries (in each case, as defined below) enters into any transaction or series of transactions if such transaction or series of transactions would result in the conveyance, transfer or lease of the properties and assets of Statoil and its Subsidiaries (as defined below) taken as a whole, substantially as an entirety to any person except in compliance with the above.

For purposes of the indenture and this covenant, a “Reorganization” means the contribution, conveyance, sale, transfer or lease of the properties and assets of Statoil or Statoil Petroleum to any one or more Principal Subsidiaries, or of a Principal Subsidiary to another Principal Subsidiary or to Statoil or Statoil Petroleum, whether in one transaction or a series of transactions.

As used in this covenant, “Principal Subsidiary” means at any time Statoil Petroleum or a company or other entity (i) which is fully consolidated in the consolidated balance sheet of Statoil, or in which Statoil directly or indirectly owns more than 50 percent of the issued share capital, (ii) the gross assets of which represent more than 10 percent of the consolidated gross assets of Statoil and its Subsidiaries (taken as a whole) and (iii) which is duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized. “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Statoil or by one or more other Subsidiaries, or by Statoil and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change the stated maturity of the principal, or any installment of principal or interest on a debt security;

•	reduce any principal amounts or the rate of interest on a debt security or any premium due on a debt security;

•	change any of our or Statoil Petroleum’s obligations to pay additional amounts described later under “—Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount security or any other debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive various defaults;

•

modify any other aspect of the provisions dealing with modification and waiver of the indenture, unless to provide that additional provisions of the indenture cannot be modified or waived without your consent; and

•	modify or affect in any manner adverse to you the obligations of Statoil Petroleum that relate to the payment of principal, premium and interest and sinking fund payments.

Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning not less than a majority of the principal amount of the outstanding securities of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement;

•	for debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent;

•

debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance and Discharge”; and

•

we will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Optional Tax Redemption

We and Statoil Petroleum may have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for outstanding original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the debt securities.

The first situation is where, as a result of changes in or amendment to, or changes in the official application or interpretation of, any laws or regulations or rulings, or changes in the official application or interpretation of, or any execution of or amendment to, any treaties, we or Statoil Petroleum would be required to pay additional amounts as described later under “—Payment of Additional Amounts”.

This applies only in the case of changes, executions or amendments that become effective on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where we are incorporated. If we or Statoil Petroleum are succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized or incorporated, and the applicable date will be the date the entity became a successor.

We or Statoil Petroleum would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

The second situation is where, following a merger, consolidation, sale or lease of our assets to a person that assumes our obligations on the debt securities, that person is required to pay additional amounts as described later under “—Payment of Additional Amounts”. We, or the other person, would have the option to redeem the debt securities in this situation even if the additional amounts became payable immediately upon completion of the merger or sale transaction, including in connection with an internal corporate reorganization. Neither we nor that person have any obligation under the indenture to seek to avoid the obligation to pay additional amounts in this situation.

We, or that other person, as applicable, shall deliver to the trustee an officer’s certificate to the effect that the circumstances required for redemption exist.

Payment of Additional Amounts

The government or any political subdivision or taxing authority of such government of any jurisdiction where we or Statoil Petroleum are incorporated may require us or Statoil Petroleum to withhold amounts from payments on the principal or interest on a debt security or payment under the guarantees for taxes, assessments or any other governmental charges. If any such jurisdiction requires a withholding of this type, we or Statoil Petroleum may be required to pay you additional amounts so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding.

We and Statoil Petroleum will not have to pay additional amounts under any or any combination of the following circumstances:

•	The U.S. government or any political subdivision or taxing authority of such government is the entity that is imposing the tax, assessment or governmental charge.

•

The tax, assessment or governmental charge would not have been imposed but for the fact that holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the debt security or receiving principal or interest in respect thereof.

•	These connections include where the holder or related party:

•	is or has been a citizen or resident of the jurisdiction;

•	is or has been present or engaged in trade or business in the jurisdiction; or

•	has or had a permanent establishment in the jurisdiction.

•

The tax, assessment or governmental charge is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for, whichever occurs later, except to the extent that the holder would have been entitled to such additional amounts if it had presented the security for payment on any day within such 30 day period.

•	The tax, assessment or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.

•	The tax, assessment or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholding.

•	The tax, assessment or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any of our following requests:

•	to provide information about the nationality, residence or identity or connection with the Kingdom of Norway or any political subdivision thereof of the holder or beneficial owner, or

•	to make a declaration or other similar claim or satisfy any information or reporting requirements in either case, that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax, assessment or governmental charge.

•

The tax, assessment or governmental charge is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities for payment, if presentation is required, to different paying agent.

•

The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

Notwithstanding anything to the contrary under this Section “—Payment of Additional Amounts”, neither we or Statoil Petroleum (nor any paying agent or any other person) shall be required to pay any additional amounts with respect to any withholding or deduction imposed on or in respect of any debt security pursuant to Section 1471-1474 of the United States Internal Revenue Code (the “Code”) (and any current and future regulations or official interpretations thereof) (“FATCA”), the laws of Norway implementing FATCA or any agreement between us, Statoil Petroleum and any taxing or governmental authority entered into for FATCA purposes.

These provisions will also apply to any present or future taxes, assessments or governmental charges imposed by any jurisdiction in which our successor or Statoil Petroleum’s successor is organized or incorporated. The prospectus supplement relating to the debt securities may describe additional circumstances in which we would not be required to pay additional amounts.

Covenants

The indenture does not contain any covenants restricting our or Statoil Petroleum’s ability to make payments, dispose of assets, issue and sell capital stock, enter into transactions with affiliates, create or incur liens on our property or engage in business other than our present business, except as described under “—Special Situations—Mergers and Similar Events” above, and except as described in “—Negative Pledge” and “—Limitation on Sale and Leaseback Transactions” below. A particular series of debt securities, however, may contain restrictive covenants of this type, which we will describe in the applicable prospectus supplement.

For so long as any debt securities remain outstanding, neither we nor Statoil Petroleum will create, incur, guarantee or assume after the date of the indenture any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (“Debt”) secured by a mortgage, pledge, security interest, lien or other similar encumbrance (a “mortgage” or “mortgages”) on any “Principal Property” (defined below) or on any shares of stock or indebtedness of any “Restricted Subsidiary” (defined below), without effectively providing concurrently with the creation, incurrence, guarantee or assumption of such Debt that the debt securities (together with any other Debt of Statoil or Statoil Petroleum then existing or thereafter created ranking equally with the debt securities) will be secured equally and ratably with (or prior to) the Debt, so long as the Debt will be so secured.

This restriction is subject to certain exceptions to which it does not apply, including but not limited to the following: (i) mortgages on property, shares of stock or indebtedness of any corporation existing at the time it becomes a subsidiary of Statoil or Statoil Petroleum provided that any such mortgage was not created in contemplation of becoming a subsidiary; (ii) mortgages on property or shares of stock existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or all or part of the cost of the improvement, construction, alteration or repair of any building, equipment or facilities or of any other improvements on, all or any part of the property or to secure any Debt incurred prior to, at the time of, or within 12 months after, in the case of shares of stock, the acquisition of such shares and, in the case of property, the later of the acquisition, the completion of construction (including any improvements, alterations or repairs on an existing property) or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or all or part of the cost of improvement, construction, alteration or repair thereon; (iii) mortgages on any Principal Property or on shares of stock or indebtedness of any subsidiary of Statoil or Statoil Petroleum, to secure all or any part of the cost of exploration, drilling, development, improvement, construction, alteration or repair of any part of the Principal Property or to secure any Debt incurred to finance or refinance all or any part of such cost; (iv) mortgages existing at the date of the indenture; (v) mortgages on property owned or held by any corporation or on shares of stock or indebtedness of any corporation, in either case existing at the time such corporation is merged into or consolidated or amalgamated with either Statoil, Statoil Petroleum or a subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Statoil, Statoil Petroleum or a subsidiary; (vi) mortgages arising by operation of law (other than by reason of default); (vii) mortgages to secure Debt incurred in the ordinary course of business and maturing not more than 12 months from the date incurred; (viii) mortgages arising pursuant to the specific terms of any license, joint operating agreement, unitization agreement or other similar document evidencing the interest of Statoil, Statoil Petroleum or a subsidiary in any oil or gas field and/or facilities (including pipelines), provided that any such mortgage is limited to such interest; (ix) mortgages to secure indebtedness for borrowed money incurred in connection with a specifically identifiable project where the mortgage relates to a Principal Property to which such project has been undertaken and the recourse of the creditors in respect of such mortgage is substantially limited to such project and Principal Property; (x) mortgages created in accordance with normal practice to secure Debt of Statoil or Statoil Petroleum whose main purpose is the raising of finances under any options, futures, swaps, short sale contracts or similar or related instruments which relate to the purchase or sale of securities, commodities or currencies; and (xi) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any mortgages referred to in (i) through (x) of this paragraph, or of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement mortgage shall be limited to all or any part of the same property or shares of stock that secured the mortgage extended, renewed or replaced (plus improvements on such property), or property received or shares of stock issued in substitution or exchange therefor.

Notwithstanding the foregoing, Statoil and Statoil Petroleum may each create, incur, guarantee or assume Debt secured by a mortgage or mortgages which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other such Debt of Statoil or Statoil Petroleum in respect of Sale and Leaseback Transactions (as defined under “—Limitation on Sale and Leaseback Transactions” below) (other than Attributable Debt in respect of Sale and Leaseback Transactions permitted because Statoil or Statoil Petroleum would be entitled to create, incur, guarantee or assume such Debt secured by a mortgage on the property to be leased without equally and ratably securing any debt securities pursuant to the next preceding paragraph and other than Sale and Leaseback Transactions the proceeds of which have been applied as provided in clause (iii) under “—Limitation on Sale and Leaseback Transactions” below), does not at the time exceed 10% of Consolidated Net Tangible Assets (as defined under “—Limitation on Sale and Leaseback Transactions” below).

The following types of transactions, among others, shall not be deemed to create Debt secured by a mortgage:

(i) the sale or other transfer, by way of security or otherwise, of (a) oil, gas or other minerals in place or at the wellhead or a right or license granted by any governmental authority to explore for, drill, mine, develop, recover or get such oil, gas or other minerals (whether such license or right is held with others or not) for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such oil, gas or other minerals, or (b) any other interest in property of the character commonly referred to as “production payment”; and

(ii) mortgages on property in favor of the United States or any state thereof, or the Kingdom of Norway, or any other country, or any political subdivision of any of the foregoing, or any department, agency or instrumentality of the foregoing, to secure partial progress, advance or other payments pursuant to the provisions of any contract or statute including, without limitation, mortgages to secure indebtedness of the pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the property subject to such mortgages; provided that any such mortgage in favor of any country (other than the United States or the Kingdom of Norway), or any political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, shall be restricted to the property located in such country.

For purposes of this covenant and “—Limitation on Sale and Leaseback Transactions” below, “Principal Property” means an interest in (i) any oil or gas producing property (including leases, rights or other authorizations to conduct operations over any producing property), (ii) any refining or manufacturing plant and (iii) any pipeline for the transportation of oil or gas, which in each case under (i), (ii) and (iii) above, is of material importance to the total business conducted by Statoil and its subsidiaries as a whole. “Restricted Subsidiary” means any subsidiary of Statoil or Statoil Petroleum which owns a Principal Property.

Limitation on Sale and Leaseback Transactions

For so long as any debt securities remain outstanding, neither we nor Statoil Petroleum will enter into any arrangement with any person (not including any subsidiary) providing for the leasing by Statoil or Statoil Petroleum for a period, including renewals, in excess of three years, of any Principal Property which has been owned by Statoil or Statoil Petroleum for more than six months and which has been or is to be sold or transferred by Statoil or Statoil Petroleum to such person (a “Sale and Leaseback Transaction”) unless, after giving effect thereto, the aggregate amount of all “Attributable Debt” (defined below) with respect to all such Sale and Leaseback Transactions plus all Debt (as defined under “—Negative Pledge” above) of Statoil or Statoil Petroleum incurred, issued, assumed or guaranteed and secured by a mortgage or mortgages (with the exception of Debt secured by a mortgage or mortgages on property that Statoil or Statoil Petroleum would be entitled to create, incur, issue, guarantee or assume without equally and ratably securing the debt securities pursuant to the provisions of “—Negative Pledge” above) does not exceed 10% of Statoil’s Consolidated Net Tangible Assets (defined below).

This restriction shall not apply to any Sale and Leaseback Transaction if:

(i) Statoil or Statoil Petroleum would be entitled to create, incur, issue, guarantee or assume Debt secured by a mortgage or mortgages on the Principal Property to be leased without equally and ratably securing the Securities pursuant to the provisions of the indenture’s negative pledge covenant,

(ii) within a period commencing 12 months prior to the consummation of the Sale and Leaseback Transaction and ending 12 months after the consummation of such Sale and Leaseback Transaction, Statoil or Statoil Petroleum has expended or will expend for any Principal Property an amount equal to:

(a) the greater of (x) the net proceeds received by Statoil or Statoil Petroleum from such Sale and Leaseback Transaction and (y) the fair market value of the Principal Property so sold at the time of entering into such transaction, as determined by the Board of Directors of Statoil or Statoil Petroleum (the greater of the sums specified in clauses (x) and (y) being referred to herein as the “Net Proceeds”), or

(b) a part of the Net Proceeds and Statoil or Statoil Petroleum elects to apply the balance of such Net Proceeds in the manner described in the following clause (iii); or

(iii) Statoil or Statoil Petroleum within 12 months after the consummation of any such Sale and Leaseback Transaction, applies an amount equal to the Net Proceeds (less any amount elected under clause (ii) above) to the retirement of Funded Debt of either Statoil or Statoil Petroleum ranking pari passu with the debt securities of each series. No retirement referred to in clause (iii) may be effected by payment at maturity or pursuant to any mandatory sinking fund or prepayment provision.

For purposes of this covenant “Attributable Debt” means, as to any lease in respect of a Sale and Leaseback Transaction, as of the date of determination, the lesser of (i) the fair value of the property subject to the Sale and Leaseback Transaction (as determined by the Board of Directors of Statoil or Statoil Petroleum) and (ii) the present value (discounted at a rate equal to the weighted average of the rate of interest on all securities then issued and outstanding under the indenture, compounded semi-annually) of the total amount of rent required to be paid under such lease during the remaining term thereof, including any period for which such lease has been extended. Such rental payments shall not include amounts payable by or on behalf of the lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

“Consolidated Net Tangible Assets” means the aggregate amount of consolidated total assets of Statoil and its consolidated subsidiaries after deducting therefrom (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents and other like intangible assets, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of Statoil.

“Funded Debt” means any indebtedness which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of creation thereof.

Defeasance and Discharge

Full Defeasance

The following discussion of full defeasance and discharge and covenant defeasance and discharge will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement.

We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the applicable series of debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on such series of debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that as a result of a change in U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves or stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling that states the same conclusion.

•

If the debt securities or applicable series of debt securities are listed on a securities exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities or applicable series of debt securities to be delisted.

However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance

We can be legally released from compliance with certain covenants, including those described under “—Restrictive Covenants” and any that may be described in the applicable prospectus supplement and including the related Events of Default if, in addition to other actions, we take all the steps described above under “—Defeasance and Discharge” except that the opinion of counsel does not have to refer to a change in United States federal income tax laws or a ruling from the United States Internal Revenue Service.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there is a shortfall in the trust deposit. In fact, if any event of default occurs (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default and Related Matters

Ranking

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term event of default means any of the following:

•	We do not pay interest on a debt security within 30 days of its due date.

•	We do not pay the principal or any premium on a debt security on its due date.

•	We do not deposit any sinking fund payment on its due date or within any applicable grace period.

•

We remain in breach of any covenant or any other term of the indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25 percent of the principal amount of debt securities of the affected series.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default provided with respect to securities of that series.

Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of not less than 25 percent in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series (or, if any debt securities of that series are original issue discount securities, such portion of the principal amount of such securities as may be specified by the terms thereof) to be due and immediately payable, by a notice in writing to us (and to the trustee if given by the holders). This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the outstanding debt securities of the affected series if certain conditions are met.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. The trustee may decline to follow any such direction if the trustee in good faith determines that the proceeding so directed would involve the trustee in personal liability.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	The trustee must be given written notice that an event of default has occurred and remains uncured.

•

The holders of not less than 25 percent in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee institute proceedings because of the default, and must offer reasonable indemnity to the trustee against the costs, expenses and liabilities of taking such request.

•	The trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•

No direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of the majority in principal amount of the outstanding securities of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers and directors certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default.

Regarding the Trustee

Deutsche Bank Trust Company Americas will act as the trustee under the indenture. We and some of our subsidiaries maintain ordinary banking relations with the trustee and affiliates of the trustee in the ordinary course of business.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may, in the circumstances set out in Section 310 of the Trust Indenture Act of 1939 (the “Trust Indenture Act”), thereafter be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

DESCRIPTION OF ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES

For a description of Statoil’s ordinary shares and American Depositary Shares, see Statoil’s Form 8-A, filed on June 12, 2001, which is incorporated by reference in this prospectus, the Form of Second Amended and Restated Deposit Agreement (the “Deposit Agreement”) among inter alia Statoil and Deutsche Bank Trust Company Americas as Depositary incorporated by reference to Exhibit 1 of the Registration Statement on Form F-6, filed on January 24, 2013, or descriptions in subsequent filings incorporated by reference in this prospectus.

CLEARANCE AND SETTLEMENT

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”) in the United States, Clearstream Banking, société anonyme, in Luxembourg (“Clearstream, Luxembourg”) and Euroclear Bank S.A./N.V. in Brussels, Belgium (“Euroclear”). These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has previously advised us as follows:

•	DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has previously advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

•

Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has previously advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

•

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Trading between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the relevant clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION

United States Taxation

This section describes the material United States federal income tax consequences of owning securities we may offer pursuant to this prospectus. It applies to you only if you acquire the offered securities in an offering or offerings contemplated by this prospectus and you hold the offered securities as capital assets for tax purposes. This section is the opinion of Sullivan & Cromwell, LLP, U.S. counsel to Statoil. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings,

•	a bank,

•	a tax-exempt organization,

•	a life insurance company,

•	a person liable for alternative minimum tax,

•	in the case of shares or ADSs, a person that actually or constructively owns 10 percent or more of the voting stock of Statoil,

•

a person that holds offered securities as part of a straddle or a hedging or conversion transaction (including, in the case of debt securities, debt securities owned as a hedge, or that are hedged, against interest rate or currency risks),

•	a person that purchases or sells securities as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect, as well as on the Convention between the United States of America and the Kingdom of Norway for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Property (the “Treaty”).

You are a United States holder if you are a beneficial owner of an offered security and you are for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

You are a United States alien holder if you are the beneficial owner of an offered security and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the security.

If a partnership holds the offered securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the offered securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the offered securities.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year (or undistributed net investment income in the case of an estate or trust) and (2) the excess of the United States holder’s modified adjusted gross income (or adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its dividend income, interest income, and its net gains from the disposition of shares, ADSs, or debt securities, unless such dividends, interest payments, or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the shares, ADSs, or debt securities.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by non-U.S. financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts held for investment that have non-United States issuers or counterparties and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the shares, ADSs, or debt securities.

This discussion is a general summary and does not cover all the tax matters that may be applicable to each individual investor in shares, ADSs and debt securities. You should consult your own tax advisor regarding the United States federal, state and local and other tax consequences of owning and disposing of offered securities in your particular circumstances.

United States Taxation of Debt Securities

This discussion describes the principal United States federal income tax consequences of owning the debt securities described in this prospectus.

This discussion deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable prospectus supplement.

United States Holders

If you are not a United States holder, this section does not apply to you, and you should see the sections entitled “United States Alien Holders” below for information that may apply to you.

Payments of Interest. Except as described below in the case of interest on a “discount debt security” that is not “qualified stated interest”, each as defined later under “Original Issue Discount—General”, you will be taxed on any interest and any additional amounts payable on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by us on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) and any additional amounts paid with respect to withholding tax on the debt securities, including withholding tax on payments of such additional amounts, is income from sources outside the United States and will, depending on your circumstances, be either “passive” or “general” income for purposes of the rules regarding the foreign tax credit allowable to a United States holder.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you would recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you would determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it would apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service (“IRS”).

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount. General. If you own a debt security, other than a short-term debt security with a term of one year or less, it would be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “ —Variable Rate Debt Securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than 1⁄4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security would have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you would include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “ —Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you would include in income is calculated using a constant-yield method, and generally you would include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you would include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you would allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you would increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts other than qualified stated interest payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment would be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you would determine the yield and maturity of your debt security by assuming that the payments would be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you would include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we would be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•

in the case of an option or options that you may exercise, you would be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules would apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you would redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “ —General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “ —Debt Securities Purchased at a Premium” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security would equal your cost,

•	the issue date of your debt security would be the date you acquired it, and

•	no payments on your debt security would be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you would be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or thereafter. Additionally, if you make this election for a market discount debt security, you would be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Variable Rate Debt Securities. Your debt security would be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total non-contingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total non-contingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•

the value of any variable rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security would have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

1.	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35 or

2.	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security would not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security would have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate, and

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your debt security would not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term would be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security would also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally would determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally would determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security would be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you would be required to accrue OID on short-term debt securities either on a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security would be ordinary income to the extent of the accrued OID, which would be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you would be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you would determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “—Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount. You would be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1⁄4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its “revised issue price”, does not exceed the price you paid for the debt security by 1⁄4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules that we discuss below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it would apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount debt security and do not make this election, you would generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount would accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it would apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium. If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you would reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If your debt security is denominated in, or determined by reference to, a foreign currency, you would compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium would reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss.

If you make an election to amortize bond premium, it would apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “ —Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities. Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security would generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer, if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security would be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments) and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize would be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, would determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—Original Issue Discount—Short-Term Debt Securities” or “—Market Discount”, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars. If you receive foreign currency as interest on your note or on the sale or retirement of your debt security, your tax basis in the foreign currency would equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally would have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt security or exchange it for U.S. dollars, any gain or loss recognized generally would be ordinary income or loss.

Indexed Debt Securities. The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and debt securities that are subject to the rules governing contingent payment obligations.

United States Alien Holders

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a note interest on a note paid to you is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Code, or

•	you both

•	have an office or other fixed place of business in the United States to which the interest is attributable and

•

derive the interest in the active conduct of a banking, financing or similar business within the United States, or are a corporation with a principal business of trading in stocks and securities for its own account.

Purchase, Sale, Retirement and Other Disposition of the Notes. If you are a United States alien holder of a debt security, you generally would not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a debt security unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

For purposes of the United States federal estate tax, the notes will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Foreign Account Tax Compliance Withholding

Certain non-U.S. financial institutions must comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders to avoid becoming subject to withholding on certain payments. Although we are continuing to evaluate our status under FATCA, we are currently registered as a foreign financial institution for these purposes. We and other non-U.S. financial institutions may accordingly be required to report information to the IRS regarding the holders of debt securities and to withhold on a portion of payments under the debt securities to certain holders that fail to comply with the relevant information reporting requirements (or hold debt securities directly or indirectly through certain non-compliant intermediaries). However, such withholding would generally not apply to payments made before January 1, 2019. Moreover, such withholding would only apply to debt securities issued at least six months after the date on which final regulations implementing such rule are enacted. Holders are urged to consult their own tax advisors and any banks or brokers through which they will hold debt securities as to the consequences (if any) of these rules to them.

We will not pay any additional amounts in respect of FATCA withholding, so if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your debt securities. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any amounts withheld.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the IRS all payments of principal, any premium and interest on your debt security, and the accrual of OID on a discount debt security. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding would apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of debt securities under FATCA if you are, or are presumed to be, a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

United States Taxation of Ordinary Shares and ADSs

This section is based in part upon the representations of the Depositary and the assumption that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms. In general, and taking into account this assumption, for United States federal income tax purposes, if you hold American Depositary Receipts, or ADRs, evidencing ADSs, you will be treated as the owner of the ordinary shares represented by those ADRs. Exchanges of ordinary shares for ADRs, and ADRs for ordinary shares, generally will not be subject to United States federal income tax.

Dividends

United States Holders. Under the United States federal income tax laws, and subject to the passive foreign investment company, or PFIC, rules discussed below, if you are a United States holder, the gross amount of any dividend paid by Statoil out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a noncorporate U.S. holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the ordinary shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the ordinary shares or ADSs generally will be qualified dividend income.

You must include any Norwegian tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The dividend is taxable to you when you, in the case of ordinary shares, or the Depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution that you must include in your income as a United States holder will be the U.S. dollar value of the Norwegian kroner payments made, determined at the spot Norwegian kroner/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the ordinary shares or ADSs and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with United States federal income tax principles. Accordingly, you should expect to generally treat distributions we make as dividends.

Subject to certain limitations, Norwegian tax withheld in accordance with the Treaty and paid over to Norway will be creditable or deductible against your United States federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates. To the extent a refund of the tax withheld is available to you under Norwegian law, the amount of tax withheld that is refundable will not be eligible for credit against your United States federal income tax liability.

United States Alien Holders. If you are a United States alien holder, dividends paid to you in respect of ordinary shares or ADSs will not be subject to United States federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases you generally will be taxed in the same manner as a United States holder. If you are a corporate United States alien holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Capital Gains

United States Holders. Subject to the PFIC rules discussed below, if you are a United States holder and you sell or otherwise dispose of your ordinary shares or ADSs, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your ordinary shares or ADSs. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

United States Alien Holders. If you are a United States alien holder, you will not be subject to United States federal income tax on gain recognized on the sale or other disposition of your ordinary shares or ADSs unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate United States alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

PFIC Rules

We believe that ordinary shares and ADSs should not be treated as stock of a PFIC for United States federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. If we were to be treated as a PFIC, gain realized on the sale or other disposition of your ordinary shares or ADSs would in general not be treated as capital gain. Instead, unless you elect to be taxed annually on a mark-to-market basis with respect to your ordinary shares or ADSs, you would be treated as if you had realized such gain and certain “excess distributions” ratably over your holding period for the ordinary shares or ADSs and would generally be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. With certain exceptions, your ordinary shares or ADSs will be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your ordinary shares or ADSs. Dividends that you receive from us will not be eligible for the special tax rates applicable to qualified dividend income if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income.

Foreign Account Tax Compliance Withholding

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. Although we are continuing to evaluate our status under FATCA, we are currently registered as a foreign financial institution for these purposes. To avoid becoming subject to the 30% withholding tax on payments to them, we and other non-U.S. financial institutions may be required to report information to the IRS regarding the holders of ordinary shares or ADSs and to withhold on a portion of payments under the ordinary shares or ADSs to certain holders that fail to comply with the relevant information reporting requirements (or hold ordinary shares or ADSs directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before January 1, 2019. The rules for the implementation of this legislation have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of the ordinary shares and ADSs.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you within the United States, and the payment of proceeds to you from the sale of ordinary shares or ADSs effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a non-United States holder, you are generally exempt from backup withholding and information reporting requirements with respect to dividend payments made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of dividend payments made within the United States and the payment of the proceeds from the sale of ordinary shares or ADSs effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of ordinary shares or ADSs effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Norwegian Taxation of Debt Securities and Payments under the Guarantees

The following summary is based on current Norwegian law and practice, which is subject to changes that could prospectively or retrospectively modify or adversely affect the stated tax consequence. Accordingly this summary does not and is not intended to, provide a complete description of all tax regulations that might be relevant. Prospective purchasers of securities should consult their own professional advisors as to their respective tax positions.

Under Norwegian law, payments of interest by Statoil ASA to a Norwegian resident for tax purposes under the debt securities may be subject to Norwegian ordinary taxation. As of the date hereof, the ordinary tax is 24 per cent. For 2018, the Government has proposed a tax rate of 23 per cent. The Parliament is expected to decide on the tax proposals in November or December 2017. Gains realized on the debt securities are taxable as ordinary income, and losses are deductible at the same rate. Costs incurred in connection with the acquisition and realization of the debt securities may be deducted in the year of realization.

Payments made by Statoil ASA under the debt securities to persons who are not Norwegian residents for tax purposes, referred to herein as non-residents, whether in respect of principal or interest on the debt securities, are not subject to any tax imposed by Norway or any political subdivision thereof or therein except for payments attributable to such person’s branch, permanent establishment, or operation that may be subject to tax imposed by Norway or any political subdivision thereof or therein. In addition, no income, capital gains, transfer or similar tax is currently imposed by Norway or any political subdivision thereof or therein on a sale, redemption or other disposition of debt securities, except for payments attributable to a non-resident’s branch, permanent establishment, or operation that may be subject to tax imposed by Norway or any political subdivision thereof or therein.

Under Norwegian law, payments of interest by Statoil Petroleum to a Norwegian resident for tax purposes under the guarantee may be subject to Norwegian tax, at a rate of 24%. Payments by Statoil Petroleum under the guarantee to persons who are not Norwegian residents for tax purposes are not subject to any tax imposed by Norway or any political subdivision thereof or therein except for payments attributable to such person’s branch, permanent establishment or operations in Norway that may be subject to tax imposed by Norway or any political subdivision thereof or therein.

Norwegian Taxation of Ordinary Shares and ADSs

The following summary is based on current Norwegian law and practice, which is subject to changes that could prospectively or retrospectively modify or adversely affect the stated tax consequence. The outline does not and is not intended to provide a complete description of all tax regulations that might be relevant. Prospective purchasers of shares and American Depositary Shares (ADS) should consult their own professional advisors as to their respective tax positions. The term “shareholder” refers to both holders of shares and holders of ADSs, unless otherwise explicitly stated.

Taxation of Dividends—Shareholders Resident in Norway

Corporate shareholders (i.e. limited liability companies and similar entities) resident in Norway for tax purposes generally benefit from the Norwegian tax exemption method on dividends received from Norwegian companies. The basis for taxation under the tax exemption method is 3 percent of the dividends received, which is subject to the standard income tax rate. The standard income tax rate is 24 percent for the income year 2017 (proposed reduced to 23 percent as from the income year 2018), which results in an effective tax rate of 0.72 percent (24 percent x 0.03).

Individual shareholders resident in Norway for tax purposes are subject to the standard income tax rate for dividend income exceeding a basic tax free allowance (the so-called Norwegian shareholder’s model). However, in the income year 2017 dividend income exceeding the basic tax free allowance is grossed up with a factor of 1.24 (proposed increased to 1.33 as from the income year 2018) before taken to taxation, resulting in an effective tax rate of 29.76 percent (24 percent x 1.24). The tax free allowance is computed for each individual share or ADS on the basis of the cost price of that share or ADS multiplied by a risk-free interest rate. The risk-free interest rate will be determined every income year. Any part of the calculated allowance for one year that exceeds the dividend distributed for the share or ADS (“unused allowance”) may be carried forward and set off against future dividends received for (or gains upon the realization of, see below) the same share or ADS. Any unused allowance will also be added to the basis for computation of the allowance for the same share or ADS the following year.

Taxation of Dividends—Non-Resident Shareholders

Non-resident shareholders are as a rule subject to withholding tax at a rate of 25 percent on dividends distributed by Norwegian companies, with certain significant exceptions and modifications as described below.

Corporate shareholders carrying on business activities in Norway, and whose shares or ADSs are effectively connected with such activities are not subject to withholding tax. For such shareholders, 3 percent of the received dividends are subject to the standard income tax rate.

Corporate shareholders resident in the EEA area for tax purposes are under the Norwegian tax exemption method exempt from withholding tax, provided that they can document that they are genuinely established and carry on genuine economic business activity within the EEA area. It is also a condition that Norway is entitled to receive information from the state of residence pursuant to a tax treaty or other international treaty. If no such treaty exists with the state of residence, the shareholder may instead present confirmation issued by the tax authorities of the state of residence verifying the documentation.

Tax treaties between Norway and other countries often reduce the Norwegian withholding tax rate on dividends paid to residents of such other countries. Typically, tax treaties reduce the withholding tax rate to 15 percent (and often lower if the shareholder owns a qualifying percentage of the shares of the distributing company). The withholding tax rate in the tax treaty between the United States and Norway, as of the date hereof, is 15 percent in most cases.

Individual shareholders resident in the EEA for tax purposes may also claim a reduced withholding tax rate if the withholding tax exceeds the tax that would have been levied on individual shareholders resident in Norway under the Norwegian shareholder’s model. However, a refund under an applicable tax treaty will normally be more favorable than a refund based on the shareholder’s model.

Procedures for non-resident shareholders to obtain reduced withholding tax. A non-resident shareholder that is entitled to a reduced Norwegian withholding tax rate may either (Procedure 1) request that the dividends are distributed with a reduced withholding tax rate applied by the distributing company, or (Procedure 2) request a refund from the Central Tax Office—Foreign Tax Affairs (COFTA) of any excess withholding tax levied by the distributing company. Please note, however, that only Procedure 2 is available for EEA resident individual shareholders that claim reduced withholding tax based on the Norwegian shareholder’s model.

Under Procedure 1 (i.e. request for reduced withholding tax rate to be applied by the distributing company), the shareholder must provide satisfactory documentation to its account operator or custodian (as applicable), which may then place the relevant shares on an account that is registered with a reduced withholding tax rate in the Norwegian central securities depository (provided that the account operator/custodian is authorized to operate such accounts). With effect for dividends distributed on or after January 1, 2018, specific documentation requirements must be satisfied by the shareholder in order to benefit from such treatment. Amongst others, the shareholder must provide a qualifying certificate of residence every three years, and a corporate shareholder must further be able to document that the COFTA has considered the shareholder to benefit from a reduced withholding tax rate. More information can be found on the website of the Norwegian tax authorities: http://www.skatteetaten.no/en/business-and-organisation/dividends-from-norwegian-companies-to-foreign-shareholders—documentation-requirements-for-reduced-withholding-tax-rate/.

For holders of shares and ADSs deposited with Deutsche Bank Trust Company Americas (Deutsche Bank), documentation establishing that the holder is eligible for the benefits under a tax treaty with Norway, may be provided to Deutsche Bank. Deutsche Bank has been granted permission by the Norwegian tax authorities to receive dividends from us for redistribution to a beneficial owner of shares and ADSs at the applicable treaty withholding rate. For dividends distributed on or after January 1, 2018, in order for such documentation to be provided by Deutshe Bank, Deutsche Bank would need to renew its permissions with the Norwegian tax authorities.

Under Procedure 2 (i.e. request for refund of excess withholding tax from COFTA), satisfactory documentation must be attached to the withholding tax refund request to be submitted to the COFTA. More information can be found on the website of the Norwegian tax authorities: http://www.skatteetaten.no/en/person/Aksjer-og-verdipapirer/withholding-tax-refund-on-dividends/. The deadline for submitting a refund request is five years calculated from end of the year in which the company’s deadline for assessing the withholding tax expired.

Wealth, Inheritance and Gift Tax

Wealth Tax. The shares or ADSs are included in the basis for the computation of net wealth tax imposed on individuals resident in Norway for tax purposes. Norwegian limited companies and certain similar entities are not subject to wealth tax. The current marginal wealth tax rate is 0.85 percent of the value assessed. The assessment value of listed shares (including ADSs) is 90 percent (proposed reduced to 80 percent as from the income year 2018) of the listed value of such shares or ADSs on January 1 in the assessment year, i.e. on January 1 in the year after the relevant income year. The value of corresponding debt must be reduced at the same rate for the purposes of calculating net taxable wealth.

Non-resident shareholders are not subject to wealth tax in Norway for shares and ADSs in Norwegian limited companies unless the shareholder is an individual and the shareholding is effectively connected with the individual’s business activities in Norway.

Inheritance Tax and Gift Tax. No inheritance or gift tax is imposed in Norway.

Taxation on the realization of shares and ADSs

Corporate shareholders resident in Norway for tax purposes are not subject to tax in Norway on gains derived from the sale, redemption or other disposal of shares or ADSs in Norwegian companies. Capital losses are not deductible.

Individual shareholders residing in Norway for tax purposes are subject to tax in Norway on the sale, redemption or other disposal of shares or ADSs. Gains or losses in connection with such realization are included in the individual’s ordinary taxable income in the year of disposal, which is subject to the standard income tax rate of 24 percent for the income year 2017 (proposed reduced to 23 percent as from the income year 2018). However, in the income year 2017 the taxable gain or deductible loss is grossed up with a factor of 1.24 (proposed increased to 1.33 as from the income year 2018) before included in the ordinary taxable income, resulting in an effective tax rate of 29.76 percent (24 percent x 1.24).

The taxable gain or deductible loss (before gross up) is calculated as the sales price adjusted for transaction expenses minus the taxable basis. A shareholder’s tax basis is normally equal to the acquisition cost of the shares or ADSs. Any unused allowance pertaining to a share or ADS may be deducted from a taxable gain on the same share or ADS, but may not lead to or increase a deductible loss. Furthermore, any unused allowance pertaining to a share or ADS may not be set off against gains from the realization of other shares or ADSs.

If the shareholder disposes of shares or ADSs acquired at different times, the shares or ADSs that were first acquired will be deemed to be first sold when calculating the taxable gain or loss.

Non-resident shareholders are generally not subject to tax in Norway on capital gains, and losses are not deductible on the sale, redemption or other disposal of shares or ADSs in Norwegian companies, unless the shareholder carries on business activities in Norway and such shares or ADSs are or have been effectively connected with such activities.

A corporate shareholder or an individual shareholder who ceases to be tax resident in Norway due to domestic law or tax treaty provisions may, in certain circumstances, become subject to Norwegian exit taxation on capital gains related to shares or ADSs.

Transfer Tax. No transfer tax is imposed in Norway in connection with the sale or purchase of shares or ADSs.

European Union Taxation Matters

If you reside in a Member State of the European Union, please consult your own legal or tax advisors regarding the consequences of the directive in your particular circumstances.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to one or more purchasers.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriter, dealers or agents;

•	their compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	the initial public offering price of the securities; and

•	any exchange on which the securities will be listed.

Underwriters

If we use underwriters in the sale, we will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Statoil may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by Statoil or borrowed from Statoil or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from Statoil in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). Statoil may also sell ordinary shares short using this prospectus and deliver ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this prospectus. Statoil may pledge or grant a security interest in some or all of the ordinary shares covered by this prospectus to support a derivative or hedging position or other obligation and, if Statoil defaults in the performance of its obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation.

If the prospectus supplement so indicates, we may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

Each series of debt securities offered will be a new issue of securities and will have no established trading market. The debt securities offered may or may not be listed on a national securities exchange. We cannot be sure as to the liquidity of or the existence of trading markets for any debt securities offered.

In connection with any offering, certain persons participating in the offering, such as the underwriters, if any, may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by such persons of a greater number of securities than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

The underwriters, if any, in any offering also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by such persons participating in the offering, as well as other purchases by such persons for their own accounts, may stabilize, maintain or otherwise affect the market prices of the securities. As a result, the prices of the securities may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by such persons participating in the offering at any time. These transactions may be effected in the over-the-counter market or otherwise.

Dealers

If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We may sell securities directly or through agents that we designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Indemnification

Agreements that we have entered into or may enter into with underwriters, dealers, agents or remarketing firms may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers, agents or remarketing firms may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Statoil to indemnification by Statoil against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Statoil in the ordinary course of business.

Market Making

In the event that we do not list securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

VALIDITY OF SECURITIES

The validity of the debt securities and the guarantees will be passed upon for us by Sullivan & Cromwell LLP, our U.S. counsel, as to certain matters of New York law, and for any underwriters named in the applicable prospectus supplement by U.S. counsel to any such underwriters, as to certain matters of New York law. The validity of the debt securities, the ordinary share and the guarantees will be passed upon for us by our Senior Legal Counsel as to certain matters of Norwegian law, and for any underwriters by Norwegian counsel to any such underwriters. Sullivan & Cromwell LLP may rely upon the opinion of our Senior Legal Counsel with respect to all matters of Norwegian law.

EXPERTS

The consolidated financial statements of Statoil ASA as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein in reliance upon the reports of KPMG AS, independent registered public accounting firm, incorporated by reference herein, and upon the authority of the said firm as experts in accounting and auditing. The audit report covering the December 31, 2016 consolidated financial statements refers to a change in presentation currency from Norwegian Kroner to US Dollar.

DeGolyer and MacNaughton, independent petroleum engineering consultants, performed an independent evaluation of proved reserves as of December 31, 2016 for our properties. DeGolyer and MacNaughton has delivered to us its summary letter report describing its procedures and conclusions, a copy of which appears as Exhibit 15(a)(iii) to our 2016 Annual Report, which is incorporated herein by reference.

EXPENSES

The following is a statement of the expenses (all of which are estimated) to be incurred by us in connection with a distribution of securities registered under this registration statement:

Securities and Exchange Commission registration fee		(1)
Printing and engraving expenses	$15,000
Legal fees and expenses	$100,000
Accounting fees and expenses	$80,000
Indenture Trustee’s fees and expenses	$27,500
Rating Agencies’ fees	$2,000,000	(2)
Miscellaneous	$50,000

Total	$2,272,500

(1)

The registrants are registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrants are deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

(2)	Rating Agency fees will vary depending on the size of the offering.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus. Equinor, Equinor Energy and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Equinor ASA or Equinor Energy AS since the date hereof or that the information contained herein or therein is correct as of any time subsequent to the date of such information.

Prospectus Supplement

Equinor ASA

$750,000,000 1.750% Fixed Rate Notes due 2026

$750,000,000 2.375% Fixed Rate Notes due 2030

Guaranteed as to Payment of Principal

and

Interest by Equinor Energy AS

(a wholly owned subsidiary

of Equinor ASA)

Prospectus Supplement

May 18, 2020

Joint Book-Running Managers

Barclays

BNP PARIBAS

BofA Securities

DNB Markets

Goldman Sachs & Co. LLC

J.P. Morgan